As filed with the Securities and Exchange Commission on June 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetroPCS Wireless, Inc.

(Exact name of registrant as specified in its charter)

Co-Registrants

(See next page)

Delaware	4812	75-2694973
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Blvd.

Richardson, Texas 75082

(214) 570-5800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Roger D. Linquist

Chief Executive Officer

2250 Lakeside Blvd.

Richardson, Texas 75082

(214) 570-5800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

William D. Howell, Esq.

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
9 1/4% Senior Notes due 2014	$550,000,000	100%	$550,000,000	$30,690
Guarantee(s) of the 9 1/4% Senior Notes due 2014 (2)	—(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
(2)

The 9 1/4% Senior Notes due 2014 are jointly and severally guaranteed by MetroPCS Communications, Inc., MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future wholly-owned domestic restricted subsidiaries. The notes are not, and will not, be guaranteed by the unrestricted subsidiaries of MetroPCS Wireless, Inc. or by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements.

(3)	Pursuant to 457(n), no separate fee for the guarantee is payable because the guarantees relate to other securities that are being registered concurrently.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
MetroPCS Communications, Inc.	Delaware	20-0836269	4812
MetroPCS, Inc.	Delaware	20-5449198	4812
MetroPCS AWS, LLC	Delaware	20-4798776	4812
MetroPCS California, LLC	Delaware	68-0618381	4812
MetroPCS Florida, LLC	Delaware	68-0618383	4812
MetroPCS Georgia, LLC	Delaware	68-0618386	4812
MetroPCS Michigan, Inc.	Delaware	20-2509038	4812
MetroPCS Texas, LLC	Delaware	20-2508993	4812
MetroPCS Massachusetts, LLC	Delaware	20-8303630	4812
MetroPCS Nevada, LLC	Delaware	20-8303430	4812
MetroPCS New York, LLC	Delaware	20-8303519	4812
MetroPCS Pennsylvania, LLC	Delaware	20-8303570	4812
MetroPCS 700 MHz, LLC	Delaware	26-1540382	4812

(1)	The address and telephone number for each guarantor is 2250 Lakeside Blvd., Richardson, Texas 75082, and the telephone number at that address is (214) 570-5800.

The information is this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2009

PROSPECTUS

Offer to Exchange

9 1/4% Senior Notes due 2014

that have been registered under the Securities Act of 1933

for any and all

9 1/4% Senior Notes due 2014

This Exchange Offer will expire at 5:00 P.M.,

New York City time, on                     , 2009, unless extended.

MetroPCS Wireless, Inc. is offering to exchange an aggregate principal amount of $550,000,000 of registered 9 1/4% Senior Notes due 2014, or the “exchange notes,” for any and all of our unregistered 9 1/4% Senior Notes due 2014 that were issued in a private offering on January 20, 2009, or the “original notes.” We refer to the original notes and the exchange notes collectively in this prospectus as the “notes.” We refer to this exchange as the “exchange offer.” The exchange notes are substantially identical to the original notes, except that the exchange notes will be registered under the Securities Act of 1933, as amended, or the “Securities Act,” and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture used in issuing the original notes.

The original notes are, and the exchange notes will be jointly and severally guaranteed on a senior unsecured basis by MetroPCS Communications, Inc., MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future wholly-owned domestic restricted subsidiaries. The notes will not be guaranteed by the unrestricted subsidiaries of MetroPCS Wireless, Inc. or by Royal Street Communications, LLC or its subsidiaries, which are consolidated in MetroPCS Communications, Inc.’s financial statements.

Terms of the exchange offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2009, unless extended.

•	The exchange offer is subject to customary conditions, which we may waive.

•

We will exchange all outstanding original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes. All interest due and payable on the original notes will become due on the same terms under the exchange notes.

•	You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

•	Any original notes which are validly tendered and not timely withdrawn may be accepted by us.

•

The exchange of exchange notes for original notes will not be a taxable transaction for U.S. federal income tax purposes but you should see the discussion under the caption “Material United States Federal Income Tax Considerations” on page 107 for more information.

•	We will not receive any proceeds from the exchange offer.

•

The exchange notes will be eligible for trading in the Private Offering, Resales and Trading Automatic Linkage (PORTAL) MarketSM . We do not intend to apply for a listing of the exchange notes on any securities exchange or for their inclusion on any automated dealer quotation system.

See “Risk Factors” beginning on page 19 for a discussion of risks you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

The date of this prospectus is June     , 2009.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IN ANY FREE WRITING PROSPECTUS PREPARED BY US, IN THE ACCOMPANYING LETTER OF TRANSMITTAL, OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER OR DIFFERENT INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE ORIGINAL NOTES FOR THE EXCHANGE NOTES AND THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE OR A SOLICITATION TO EXCHANGE THE ORIGINAL NOTES FOR THE EXCHANGE NOTES IN ANY JURISDICTION WHERE AN OFFER OR EXCHANGE WOULD BE UNLAWFUL. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN ARE ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THOSE DATES.

Each broker dealer that receives exchange notes pursuant to this exchange offer in exchange for original notes acquired for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal attached as an exhibit to the registration statement of which this prospectus forms a part states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker dealer in connection with resales of such exchange notes. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates for up to 180 days following completion of the exchange offer (or such earlier date as eligible broker-dealers no longer own original notes), we will make this prospectus available to any broker dealer for use in connection with any such resale. In addition, until [            ] ([90] days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus See “Plan of Distribution.”

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and should be evaluated as such. Forward-looking statements include information concerning any possible or assumed future financial condition and results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, future penetration rates, planned market launches, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. Forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “would,” “could,” “should,” “may,” “will,” “continue,” “forecast,” and other similar expressions. Forward-looking statements are contained throughout this prospectus and incorporated by reference in this prospectus, including the “Business,” “Regulation,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We base the forward-looking statements or projections made in this report on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. As you read and consider this prospectus, including the documents incorporated by reference in this prospectus, you should understand that these forward-looking statements or projections are not guarantees of future performance or results. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many of these factors are beyond our control and that many factors could affect our actual financial results, performance or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	an economic slowdown or recession in the United States;

•	the state of the capital markets and the United States economy;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date and to reach the penetration levels we believe are possible with our business model;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to maintain and upgrade our network and business systems;

•

our ability to adequately enforce or protect our intellectual property rights or defend against claims and suits filed by others alleging infringement or misappropriation of third party intellectual property rights;

•	governmental regulation of our business network and services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other risk factors described in our filings with the SEC.

These forward-looking statements and projections speak only as to the date made and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our control or ability to predict and we caution investors not to place undue reliance on these forward-looking statements and projections. Because forward-looking statements involve risks and uncertainties, we caution investors that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus. The results presented for any period may not be reflective of results for any subsequent period. All future written and oral forward-looking statements and projections attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. We do not intend to, and do not undertake a duty to, update any forward-looking statements or projections in the future to reflect the occurrence of events or circumstances, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

Our corporate parent, MetroPCS Communications, Inc., is required to file current, quarterly and annual reports, proxy statements and other information with the SEC. We encourage you to read the relevant communications related to the exchange offer that has been filed with the SEC. You may read and copy those reports, proxy statements and other information at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 for the prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) 732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including our filings that make electronic filings with the SEC using its EDGAR system.

You may request a copy of the MetroPCS Communications, Inc. filings, which we will provide to you at no cost, by writing or telephoning us at the following address: MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082. Our phone number is (214) 570-5800. You may also obtain these filings on our website at www.metropcs.com under the Investor Relations tab. The information contained in, or that can be accessed through, our website is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register with the SEC the exchange notes to be issued in exchange for the original notes and guarantees thereof. This prospectus is part of that registration statement. In this prospectus we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as “the registration statement.”

As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, and the securities offered by this prospectus, please refer to the registration statement.

MARKET AND OTHER DATA

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources, including information provided to us by the U.S. Census Bureau.

Although we believe these sources are reliable, we have not independently verified the data or information obtained from these sources. By including such market data and information, we do not undertake a duty to provide such data or information in the future or to update such data or information when such data is updated.

INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. The information we file with the SEC after the date of this prospectus will automatically update and supersede this information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

METROPCS COMMUNICATIONS, INC. SEC Filings (File No. 1-33409)	Filing Date
Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the portions of the proxy statement for the MetroPCS Communications Inc. 2009 Annual Meeting of Stockholders incorporated by reference therein and excluding “Item 1. Business,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 15.(a) Financial Statements, Schedules and Exhibits.”)	March 2, 2009

Quarterly report on Form 10-Q for the three months ended March 31, 2009	May 11, 2009

Current Reports on Form 8-K	March 6, 2009, April 9, 2009, April 30, 2009 and June 9, 2009

Also incorporated by reference into this prospectus are additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the exchange offer is consummated. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

You may request a copy of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address: MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082. Our phone number is (214) 570-5800. To obtain timely delivery of information, you must request the information no later than [                    ], 2009. You may also obtain these filings on our website at www.metropcs.com under the Investor Relations tab. The information contained in, or that can be accessed through, our website is not part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this exchange offer contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that is important to you or that you should consider before participating in the exchange offer. You should read carefully the entire prospectus, including the risk factors, financial data and financial statements included in this prospectus, before making a decision about whether to participate in the exchange offer.

In this prospectus, unless the context indicates otherwise, references to “MetroPCS,” “MetroPCS Wireless,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to MetroPCS Wireless, Inc., a Delaware corporation, and its wholly-owned domestic restricted subsidiaries. Our ultimate parent is MetroPCS Communications, Inc., which we refer to in this prospectus as “MetroPCS Communications.” All of our capital stock is owned by MetroPCS, Inc., which is a direct wholly-owned subsidiary of MetroPCS Communications. MetroPCS Communications and MetroPCS, Inc. have no operations separate from their investments in us. Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of MetroPCS Communications.

Company Overview

We are a wireless communications provider that offers wireless broadband personal communication services, or PCS, and advanced wireless services, or AWS, under the MetroPCS® brand over our own licensed networks or networks of entities in which we hold an ownership interest in selected major metropolitan areas in the United States. We provide a wide array of wireless communications services to our subscribers on a no long-term contract, pay-in-advance, flat-rate, unlimited usage basis. As of March 31, 2009, we had approximately 6.1 million subscribers. As of March 31, 2009, we are the sixth largest facilities-based provider of wireless services in the United States measured by the number of subscribers served.

We currently provide our wide array of wireless broadband mobile services primarily in selected major metropolitan areas in the United States, including the Atlanta, Boston, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, New York, Orlando/Jacksonville, Philadelphia, Sacramento, San Francisco, and Tampa/Sarasota metropolitan areas. As of March 31, 2009, we hold, or have access to, wireless spectrum covering a total population of approximately 144 million people and 9 of the top 15 most populous metropolitan areas in the United States. We provide our services using code division multiple access, or CDMA, networks, using 1xRTT technology.

We provide service in Los Angeles, California and certain portions of Northern Florida, including Orlando, through a wholesale arrangement with Royal Street Communications, LLC, or Royal Street Communications, a company in which we hold an 85% non-controlling interest. For a discussion of Royal Street Communications, please see “Business—Royal Street Communications” in our Current Report on Form 8-K filed on June 9, 2009.

Competitive Strengths

We believe our business model has the following competitive strengths that distinguish us from our principal wireless competitors:

•

Our Fixed Price Unlimited Service Plans. We offer our services on a no long-term contract, paid-in-advance, flat-rate, unlimited usage basis. We believe we offer a compelling value proposition to our customers through our service offerings that provide unlimited usage from within a local calling area for a lower fixed price than any of our primary competitors, which differentiates our offerings from those of the national wireless broadband mobile carriers. Our average per minute costs to our customers for our service plans are significantly lower than the average per minute costs of other traditional wireless broadband mobile carriers. We believe our low average cost per minute to our customers positions us very well for the growing trend of wireline displacement.

•

Our Densely Populated Markets. The aggregate population density of the metropolitan areas we currently serve and plan to serve is substantially higher than the national average. We believe the high relative population density of the metropolitan areas we serve or plan to serve results in increased efficiencies in network deployment, operations and product distribution.

•

Our Cost Leadership Position. We believe we have the lowest costs of any of the providers of wireless broadband mobile services in the United States, which allows us to offer our services on a flat-rate basis at affordable prices while maintaining cash profits per subscriber as a percentage of revenues per subscriber that we believe are among the highest in the wireless broadband mobile services industry.

•

Our Spectrum Portfolio. As of March 31, 2009, we hold or have access to wireless spectrum covering a population of approximately 144 million in the United States and covering 9 of the top 15 most populous metropolitan areas in the United States.

•

Our Advanced CDMA Network. We deploy a CDMA network that is designed to provide the capacity necessary to satisfy the usage requirements of our customers. We believe CDMA technology provides us with substantially more voice and data capacity per MHz of spectrum than other commonly deployed wireless broadband mobile technologies.

Business Strategy

We believe the following components of our business strategy provide a foundation for our continued growth:

•

Target Underserved Customer Segments in our Markets. We target a mass market which we believe is largely underserved by traditional wireless broadband mobile carriers. Our recent customer surveys indicate that over 90% of our customers use our service as their primary phone service and that over 50% of our customers no longer have traditional landline phone service, which we believe is evidence that our services are gaining acceptance as a substitute for landline service.

•

Offer Affordable, Paid-In-Advance, Fixed Price, Unlimited Service Plans With No Long-Term Service Contract Requirement. We plan to continue to focus on increasing the value provided to our subscribers by offering affordable, paid-in-advance, fixed price, unlimited service plans with no long-term service contract and we plan to continue to focus on increasing the value provided to our subscribers.

•

Remain One of the Lowest Cost Wireless Service Providers in the United States. We plan to continue to focus on controlling our costs allowing us to remain one of the lowest cost providers of wireless broadband services in the United States.

•

Expand into Attractive Markets. We plan to continue to focus on acquiring or gaining access to spectrum in metropolitan areas which have high relative population density and customer characteristics similar to our existing metropolitan areas. We may in the future pursue means, other than purchasing spectrum, to acquire or gain access to new metropolitan areas.

•

Effectively Compete in our Markets. We continue to make significant capital improvements to our network to be able to offer our subscribers competitive and technologically advanced services, including enhanced data services, location based services and digital technology as it becomes increasingly available.

Products and Services

Our service, branded under the “MetroPCS” name, allows customers to place unlimited local calls from within our service area, and to receive unlimited calls from any area while in our local service areas, under simple and affordable flat monthly rate service plans starting at $30 per month. For an additional $5 to $30 per month, our customers may select a service plan that offers additional services, such as unlimited voicemail, caller ID, call waiting, enhanced directory assistance, unlimited text messaging, mobile Internet browsing, push e-mail, social networking services, location based services, mobile instant messaging, roaming to select markets, picture and multimedia messaging, enterprise e-mail, and the ability to place unlimited long distance calls from within our local service calling area to any number in the continental United States and Puerto Rico. We offer flat monthly rate service plans at $30, $35, $40, $45, $50 and $60, as well as Family Plans which offer discounts to our monthly plans for multiple lines. For additional fees, we also provide international long distance and international text messaging, ringtones, ring back tones, downloads, games and content applications, unlimited directory assistance, location services, unlimited calling to wireline customers in select cities in Mexico and other value-added services. All our service plans are “paid-in-advance” and do not require a long-term service contract. We provide the following products and services:

•

Voice Services. Our voice services allow customers to place voice calls to, and receive calls from, any telephone in the world, including local, domestic long distance, and international calls. Our services also allow customers to receive and make calls while they are located in geographic areas served by us and by certain other wireless broadband mobile carriers through roaming arrangements with such carriers.

•

Data Services. Our data services include services provided through the Binary Runtime Environment for Wireless, or BREW, platform, such as ringtones, ring back tones, games and content applications; text messaging services (domestic and international); multimedia messaging services; mobile Internet browsing; mobile instant messaging; location based services; social networking services; enterprise and push e-mail.

•	Custom Calling Features. We offer custom calling features, including caller ID, call waiting, three-way calling and voicemail.

•

Advanced Handsets. We sell a variety of handsets manufactured by nationally recognized handset manufacturers for use on our network, including models that have cameras, can browse the Internet, play music and have other features facilitating digital data.

For financial and operating results reporting purposes, our operations are divided into two segments: Core Markets and Northeast Markets. The Core Markets include the Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Sacramento, San Francisco and Tampa/Sarasota metropolitan areas. Our Northeast Markets include the Boston, New York and Philadelphia metropolitan areas. On and prior to December 31, 2008, we reported our financial and operating results for reporting purposes using a different reportable segments composition. On June 9, 2009, we filed a Current Report on Form 8-K reflecting this change in segment reporting to our financial and operating results for the fiscal years ended December 31, 2006, 2007 and 2008.

For the year ended December 31, 2008, our Adjusted EBITDA as calculated in accordance with our senior secured credit facility was $783.1 million, cash flow from operations was $447.5 million and net income was $149.4 million. For the three month period ended March 31, 2009, our Adjusted EBITDA as calculated in accordance with our senior secured credit facility, was $199.0 million, cash flow from operations was $306.6 million and net income was approximately $44.0 million. For the twelve month period ended March 31, 2009, our Adjusted EBITDA, as calculated in accordance with our senior secured credit facility, was $804.3 million, cash flow from operations was $646.6 million and net income was $153.9 million. Our financial results for these periods reflect the expenses we have incurred in building out our networks, launching our service and ramping up our customer growth in our Northeast Markets. For a discussion of Adjusted EBITDA and a reconciliation to net cash provided by operating activities, please read “—Summary Historical Financial Information.”

Business Risks

Our business and our ability to execute our business strategy are subject to a number of risks, including:

•	Our limited operating history;

•	Competition from other wireline and wireless providers, many of whom have substantially greater resources than us;

•	Our significant current debt levels of approximately $3.6 billion as of March 31, 2009, the terms of which may restrict our operational flexibility; and

•	Increased costs which could result from higher customer churn, delays in technological developments or our inability to successfully manage our growth.

See “Risk factors” for a more detailed description of the risks of our business.

Existing 9 1/4% Senior Notes due 2014

On November 3, 2006, we consummated the sale of $1.0 billion principal amount of our initial 9 1/4% senior notes due 2014, or “initial notes.” On June 6, 2007, we consummated the sale of an additional $400.0 million principal amount of additional 9 1/4% senior notes due 2014, or “additional notes.” The initial notes and the additional notes are referred to together as our “existing 9 1/4% senior notes.” Although the terms and covenants with respect to our existing 9 1/4% senior notes are substantially identical to the original notes and the exchange notes offered hereby, the notes are not additional debt securities under the indenture governing our existing 9 1/4% senior notes, but were issued under a new indenture, will not vote together with our existing 9 1/4% senior notes, and will not necessarily trade with our existing 9 1/4% senior notes.

Corporate Information

Our principal executive offices are located at 2250 Lakeside Boulevard, Richardson, Texas 75082 and our telephone number at that address is (214) 570-5800. Our principal website is located at www.metropcs.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

“MetroPCS,” “metroPCS,” “MetroPCS Wireless” and the MetroPCS logo are registered trademarks or service marks of MetroPCS. In addition, MetroPCS holds other trademarks and service marks, including, but not limited to: Permission to Speak Freely; Text Talk; Freedom Package; Talk All I Want, All Over Town; Metrobucks; Wireless Is Now Minuteless; Get Off the Clock; My Metro; @Metro; Picture Talk; MiniMetro; GreetMe-Tones; Travel Talk; Unlimit Yourself; the Unlimited Company and MetroPCS Unlimited Nationwide. This prospectus also contains brand names, trademarks and service marks of other companies and organizations, and these brand names, trademarks and service marks are the property of their respective owners.

The Exchange Offer

On January 20, 2009, we completed an unregistered private offering of the original notes. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange of the original notes for the exchange notes, which we refer to as the exchange offer. We refer to the original notes and the exchange notes (separately or collectively, as the context indicates) as the “notes.” The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section entitled “The Exchange Offer.”

Original Notes	9 1/4% Senior Notes due November 1, 2014, which were issued on January 20, 2009.

Exchange Notes

9 1/4% Senior Notes due November 1, 2014. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act and are not subject to the transfer restrictions and registration rights relating to the original notes.

Exchange Offer	We are offering to exchange $550.0 million principal amount of our exchange notes that have been registered under the Securities Act for an equal amount of our original notes to satisfy our obligations under a registration rights agreement. We may withdraw the exchange offer at any time.

The exchange notes will evidence the same debt as the original notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions, and holders of original notes that have tendered and had their original notes accepted in the exchange offer will have no registration rights.

Expiration Date	The exchange offer will expire at 5:00 P.M., New York City time, on [ ], 2009, unless we decide to extend it or terminate it early, or the Expiration Date. We do not currently intend to extend the exchange offer. A tender of original notes pursuant to this exchange offer may be withdrawn at any time on or prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may, but are not required to, waive. Please see “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the Expiration Date.

Procedures for Tendering Original Notes	Unless you comply with the procedures described below under “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery,” you must do one of the following procedures on or prior to the Expiration Date of the exchange offer to participate in the exchange offer:

•

tender your original notes by sending the certificates for your original notes, in proper form for transfer, a properly completed and duly executed letter of transmittal with the required signature guarantee, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth in this prospectus and so that such original notes are received by our exchange agent prior to the expiration of the exchange offer; or

•

tender your original notes by using the book-entry transfer procedures described in “The Exchange Offer—Procedures for Tendering Original Notes—Book-Entry Delivery Procedures” and transmitting a properly completed and duly executed letter of transmittal with the required signature guarantee, or an agent’s message instead of the letter of transmittal, to the exchange agent on or prior to the Expiration Date. In order for a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as registrar and exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you will receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except you;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures	If you are a registered holder of the original notes and wish to tender your original notes in the exchange offer, but

•	the original notes are not immediately available,

•	time will not permit your original notes or other required documents to be received by our exchange agent before the expiration of the exchange offer, or

•	the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender original notes by following the procedures described below under “The Exchange Offer—Procedures for Tendering Original notes—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should promptly contact the person in whose name the original notes are registered and instruct that person to tender on your behalf prior to the expiration of the exchange offer.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your original notes, you must either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the person in whose name the original notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any original notes tendered in the exchange offer at any time prior to 5:00 P.M., New York City time, on [ ], 2009 by sending our exchange agent written notice of withdrawal on or prior to the Expiration Date. Any original notes tendered on or prior to the Expiration Date that are not validly withdrawn on or prior to the Expiration Date may not be withdrawn. If we decide for any reason not to accept any original notes tendered for exchange or to withdraw the exchange offer, the original notes tendered to the exchange agent in the exchange offer will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted original notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered original notes, please see “The Exchange Offer—Withdrawal of Tenders.”

United States Federal Income Tax Considerations	The exchange of exchange notes for original notes in the exchange offer should not be a taxable event for United States federal income tax purposes. Please see “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement related to the original notes.

Fees and Expenses	We will pay all expenses incident to the exchange offer.

Exchange Agent	We have appointed The Bank of New York Mellon Trust Company, N.A., f.k.a. The Bank of New York Trust Company, N.A., as our exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent under “The Exchange Offer—Exchange Agent.”

Resales of Exchange Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “The Exchange Offer—Resale of the Exchange Notes; Plan of Distribution” for more information regarding resales.

Consequences of Not Exchanging Your Original Notes	If you do not exchange your original notes in this exchange offer, you will continue to hold unregistered original notes and you will no longer be able to require us to register your original notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. See “Description of Exchange Notes—Registration Rights; Liquidated Damages.” In addition, you will not be able to resell, offer to resell or otherwise transfer your original notes unless we have registered the original notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, or as otherwise required under certain limited circumstances pursuant to the terms of the registration rights agreement, we do not currently anticipate that we will register the original notes under the Securities Act.

For information regarding the consequences of not tendering your original notes and our obligation to file a registration statement, please see “The Exchange Offer—Consequences of Failure to Exchange” and “Description of Exchange Notes.”

Additional Documentation; Further Information; Assistance	Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent.

Beneficial owners may also contact their custodian for assistance concerning the exchange offer.

Description of Exchange Notes

The terms of the exchange notes and those of the outstanding original notes are substantially identical, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights relating to the original notes do not apply to the exchange notes. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights contained in the registration rights agreement. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	MetroPCS Wireless, Inc.

Exchange Notes Offered	$550.0 million principal amount of 9 1/4% Senior Notes due 2014.

Maturity Date	November 1, 2014.

Interest Rate	9 1/4% per year (calculated using a 360-day year).

Interest Payment Dates	May 1 and November 1 of each year, commencing May 1, 2009.

Ranking	The exchange notes are our, and the guarantees are the guarantors’, direct, unsecured senior obligations. Accordingly, they will rank:

•	equal to all of our and the guarantors’ existing and future senior unsecured indebtedness;

•	senior to all of our and the guarantors’ existing and future subordinated indebtedness;

•

effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the assets securing such indebtedness; and

•

effectively subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes, to the extent of the assets of such subsidiaries. For instance, the exchange notes will not be guaranteed by Royal Street, whose results of operations are consolidated in MetroPCS Communications’ financial statements.

As of March 31, 2009, we had total indebtedness of approximately $3.6 billion, $1.4 billion of which was attributable to the existing 9 1/4% senior notes, $550.0 million of which was attributable to the original notes, and approximately $1.6 billion of which was secured indebtedness to which the existing 9 1/4% senior notes and original notes were effectively subordinated as to the value of the collateral.

Guarantees

The exchange notes are guaranteed on a senior unsecured basis by MetroPCS Communications, MetroPCS, Inc. and all of MetroPCS Wireless, Inc.’s current and future domestic restricted wholly-owned subsidiaries. The exchange notes will not be guaranteed by the unrestricted subsidiaries of MetroPCS Wireless, Inc. or by Royal

Street Communications or its subsidiaries, or Royal Street, which are consolidated in MetroPCS Communications’ financial statements. See “Description of Exchange Notes—Note Guarantees” and “—Certain definitions” in this prospectus, Note 21 under “Part II—Item 15.(a) Financial Statements, Schedules and Exhibits” from MetroPCS Communications’ Current Report on Form 8-K filed on June 9, 2009 incorporated herein by reference, and Note 18 under “Part I—Item 1. Financial Statements” from MetroPCS Communications’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated herein by reference.

Optional Redemption	We may, at our option, redeem some or all of the exchange notes at any time on or after November 1, 2010 at the redemption prices described in the section “Description of Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, and liquidated damages, if any.

In addition, prior to November 1, 2009, we may, at our option, redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds of certain sales of equity securities or certain contributions to our equity at the redemption prices described in the section “Description of Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, and liquidated damages, if any. We may make the redemption only to the extent that, after the redemption, at least 65% of the aggregate principal amount of the exchange notes remains outstanding.

We may also, at our option, prior to November 1, 2010, redeem some or all of the exchange notes at the “make whole” price set forth under “Description of Exchange Notes—Optional Redemption.”

Mandatory Repurchase Offer	If we sell certain assets without reinvesting the proceeds or experience specific kinds of changes in control, we must offer to repurchase the exchange notes at the prices listed under “Description of Exchange Notes—Repurchase at the Option of Holders.”

Original Issue Discount	For U.S. federal income tax purposes, each exchange note should be treated as having been issued with “original issue discount” in the same amount as the original issue discount on the original note exchanged therefor. Each holder of an exchange note must include as gross income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which an exchange note is held even though there is not corresponding receipt of cash attributable to such income. Stated interest on an exchange note will be includable in the gross income of a holder in accordance with the holder’s regular method of accounting. See “Material United States Federal Income Tax Considerations.”

Change of Control

If we experience specific kinds of changes in control, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a price equal to 101% of the principal amount of the exchange notes, plus any accrued and unpaid interest to the date of repurchase. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability to:

•	incur more debt;

•	pay dividends and make distributions;

•	make certain investments;

•	repurchase stock;

•	create liens without also securing the exchange notes;

•	enter into transactions with affiliates;

•	enter into agreements that restrict dividends or distributions from subsidiaries; and

•	merge, consolidate or sell, or otherwise dispose of, substantially all of our assets.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of Exchange Notes —Certain Covenants.”

Absence of Established Market for the Exchange Notes

The exchange notes are generally freely transferable but are also new securities for which initially there will not be a market. We do not intend to apply for a listing of the exchange notes on any securities exchange or for their inclusion on any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. We expect that the exchange notes will be eligible for trading in the PORTALSM Market.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors under “Risk Factors.”

Summary Historical Financial Information

The following tables set forth selected consolidated financial and other data for MetroPCS Communications and its consolidated subsidiaries for the years ended December 31, 2006, 2007 and 2008 and for the three months ended March 31, 2008 and 2009. We derived our summary historical financial data as of and for the years ended December 31, 2006, 2007 and 2008 from the consolidated financial statements of MetroPCS Communications appearing in MetroPCS Communications’ Current Report on Form 8-K dated June 9, 2009, which is incorporated by reference into this prospectus. We derived our summary historical financial data as of and for the three months ended March 31, 2008 and 2009 from the unaudited condensed consolidated interim financial statements of MetroPCS Communications appearing in MetroPCS Communications’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference into this prospectus. You should read the summary historical financial and operating data in conjunction with “Capitalization” and “Risk Factors” in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including the notes thereto, in our Current Report on Form 8-K dated June 9, 2009, which are incorporated by reference into this prospectus. The summary historical financial and operating data presented in this prospectus may not be indicative of future performance. Interim results are not necessarily indicative of the results to be expected for the entire year or any subsequent period.

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands, Except Share and Per Share Data)
Statement of Operations Data:
Revenues:
Service revenues	$1,290,947	$1,919,197	$2,437,250	$561,970	$726,698
Equipment revenues	255,916	316,537	314,266	100,384	68,631

Total revenues	1,546,863	2,235,734	2,751,516	662,354	795,329
Operating expenses:
Cost of service (excluding depreciation and amortization disclosed separately below)	445,281	647,510	857,295	188,473	245,575
Cost of equipment	476,877	597,233	704,648	200,158	225,018
Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)	243,618	352,020	447,582	104,374	136,411
Depreciation and amortization	135,028	178,202	255,319	57,300	81,746
Loss (gain) on disposal of assets	8,806	655	18,905	21	(24,908)

Total operating expenses	1,309,610	1,775,620	2,283,749	550,326	663,842

Income from operations	237,253	460,114	467,767	112,028	131,487
Other expense (income):
Interest expense	115,985	201,746	179,398	47,425	58,432
Accretion of put option in majority-owned subsidiary	770	1,003	1,258	303	377
Interest and other income	(21,543)	(63,936)	(23,170)	(9,888)	(552)
Impairment loss on investment securities	—	97,800	30,857	8,001	921
Loss on extinguishment of debt	51,518	—	—	—	—

Total other expense	146,730	236,613	188,343	45,841	59,178

Income before provision for income taxes	90,523	223,501	279,424	66,187	72,309
Provision for income taxes	(36,717)	(123,098)	(129,986)	(26,668)	(28,336)

Net income	53,806	100,403	149,438	39,519	43,973
Accrued dividends on Series D Preferred Stock	(21,006)	(6,499)	—	—	—
Accrued dividends on Series E Preferred Stock	(3,000)	(929)	—	—	—
Accretion on Series D Preferred Stock	(473)	(148)	—	—	—
Accretion on Series E Preferred Stock	(339)	(106)	—	—	—

Net income applicable to Common Stock	$28,988	$92,721	$149,438	$39,519	$43,973

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands, Except Share and Per Share Data)
Net income per common share(1):
Basic net income per common share	$0.11	$0.29	$0.43	$0.11	$0.12

Diluted net income per common share	$0.10	$0.28	$0.42	$0.11	$0.12

Weighted average shares(1):
Basic	155,820,381	287,692,280	349,395,285	348,164,091	351,090,862

Diluted	159,696,608	296,337,724	355,380,111	354,568,227	356,429,423

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(Dollars, Customers and POPs in Thousands)
Other Financial Data:
Net cash provided by operating activities	$364,761	$589,306	$447,490	$107,449	$306,599
Net cash used in investment activities	(1,939,665)	(517,088)	(1,294,275)	(329,359)	(531,078)
Net cash provided by financing activities	1,623,693	1,236,492	74,525	62,431	377,233
Consolidated Operating Data:
Licensed POPs (at period end)(2)	65,618	148,777	150,495	148,104	144,505
Covered POPs (at period end)(2)	38,630	53,660	64,354	54,419	83,281
Customers (at period end)	2,941	3,963	5,367	4,415	6,051
Adjusted EBITDA(3)	$395,559	$666,995	$783,133	$177,814	$198,994
Adjusted EBITDA as a percentage of service revenues(4)	30.6%	34.8%	32.1%	31.6%	27.4%
Capital Expenditures	$550,749	$767,709	$954,612	$183,614	$312,647
Core Markets Operating Data(5):
Licensed POPs (at period end)(2)	65,618	96,785	99,039	95,847	91,103
Covered POPs (at period end)(2)	38,630	53,660	59,720	54,419	60,600
Customers (at period end)	2,941	3,963	5,263	4,415	5,698
Adjusted EBITDA(6)	$395,559	$694,761	$901,751	$192,542	$268,418
Adjusted EBITDA as a percentage of service revenues(4)	30.6%	36.2%	37.2%	34.3%	38.2%
Capital Expenditures	$531,523	$579,131	$402,724
Northeast Markets Operating Data(5):
Licensed POPs (at period end)(2)	—	51,992	51,456	52,257	53,402
Covered POPs (at period end)(2)	—	—	4,634	—	22,681
Customers (at period end)	—	—	104	—	353
Adjusted EBITDA (Deficit)(6)	—	$(27,766)	$(118,618)	$(14,728)	$(69,424)
Capital Expenditures	—	$77,926	$491,518

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
Average monthly churn(7)(8)	4.6%	4.7%	4.7%	4.0%	5.0%
Average revenue per user (ARPU)(9)(10)	$43.26	$43.31	$41.39	$42.51	$40.40
Cost per gross addition (CPGA)(8)(9)(11)	$121.12	$127.97	$127.21	$125.00	$134.23
Cost per user (CPU)(9)(12)	$19.65	$18.33	$18.17	$18.86	$16.69

As of March 31, 2009
(In Thousands)
Balance Sheet Data:
Cash, cash equivalents & short-term investments	$1,075,337
Property and equipment, net	2,993,108
Total assets	6,971,209
Long-term debt (including current maturities)	3,608,832
Stockholders’ equity	2,091,459

(1)	See Note 19 to the consolidated financial statements included in MetroPCS Communications’ Current Report on Form 8-K dated June 9, 2009 and Note 13 to the condensed consolidated financial statements included in MetroPCS Communications’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, both such notes are incorporated by reference into this prospectus, for an explanation of the calculation of basic and diluted net income per common share.

(2)	Licensed POPs represent the aggregate number of persons that reside within the areas covered by our licenses. Covered POPs represent the estimated number of POPs in our metropolitan areas that reside within the areas covered by our network.

(3)	Our senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications, Inc. minus interest and other income and non-cash items increasing consolidated net income.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. We present this discussion of Adjusted EBITDA because covenants in our senior secured credit facility contain ratios based on this measure. If our Adjusted EBITDA were to decline below certain levels, covenants in our senior secured credit facility that are based on Adjusted EBITDA, including our maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our senior secured credit facility. Our maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under our senior secured credit facility use the senior secured leverage ratio to measure our ability to meet our obligations on our senior secured debt by comparing the total amount of such debt to our Adjusted EBITDA, which our lenders use to estimate our cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by our senior secured credit facility. For the year ended December 31, 2008 and for the twelve months ended March 31, 2009, our senior secured leverage ratio was 1.95 to 1.0, which means for every $1.00 of Adjusted EBITDA we had $1.95 of senior secured indebtedness. In addition, consolidated Adjusted EBITDA is also utilized, among other measures, to determine management’s compensation levels. See “Executive Compensation.” Adjusted EBITDA is not a measure calculated in accordance with GAAP and should not be considered a substitute for operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful, than cash flows from operating activities, as determined in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in MetroPCS Communications’ Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus.

The following table shows the calculation of consolidated Adjusted EBITDA, as defined in our senior secured credit facility, for the periods indicated.

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$53,806	$100,403	$149,438	$39,519	$43,973
Adjustments:
Depreciation and amortization	135,028	178,202	255,319	57,300	81,746
Loss (gain) on disposal of assets	8,806	655	18,905	21	(24,908)
Stock-based compensation expense(a)	14,472	28,024	41,142	8,465	10,669
Interest expense	115,985	201,746	179,398	47,425	58,432
Accretion of put option in majority-owned subsidiary(a)	770	1,003	1,258	303	377
Interest and other income	(21,543)	(63,936)	(23,170)	(9,888)	(552)
Loss on extinguishment of debt	51,518	—	—	—	—
Impairment loss on investment securities	—	97,800	30,857	8,001	921
Provision for income taxes	36,717	123,098	129,986	26,668	28,336

Consolidated Adjusted EBITDA	$395,559	$666,995	$783,133	$177,814	$198,994

(a)	Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the periods indicated.

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands)
Reconciliation of Net Cash Provided By Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$364,761	$589,306	$447,490	$107,449	$306,599
Adjustments:
Interest expense	115,985	201,746	179,398	47,425	58,432
Non-cash interest expense	(6,964)	(3,259)	(2,550)	(600)	(2,280)
Interest and other income	(21,543)	(63,936)	(23,170)	(9,888)	(552)
Provision for uncollectible accounts receivable	(31)	(129)	(8)	(44)	(66)
Deferred rent expense	(7,464)	(13,745)	(20,646)	(5,997)	(6,292)
Cost of abandoned cell sites	(3,783)	(6,704)	(8,592)	(1,668)	(2,201)
Accretion of asset retirement obligation	(769)	(1,439)	(3,542)	(515)	(1,174)
Gain on sale of investments	2,385	10,506	—	—	—
Provision for income taxes	36,717	123,098	129,986	26,668	28,336
Deferred income taxes	(32,341)	(118,524)	(124,347)	(25,548)	(26,937)
Changes in working capital	(51,394)	(49,925)	209,114	40,532	(154,871)

Consolidated Adjusted EBITDA	$395,559	$666,995	$783,133	$177,814	$198,994

(4)	Adjusted EBITDA as a percentage of service revenues is calculated by dividing Adjusted EBITDA by total service revenues.

(5)	Core Markets include Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Sacramento, San Francisco and Tampa/Sarasota. Northeast Markets include Boston, New York and Philadelphia. Effective January 1, 2009, the Company implemented a change to the composition of its reportable segments under SFAS No. 131. The historical comparative information presented has been retrospectively adjusted to reflect this change. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Segments” in MetroPCS Communications’ Current Report on Form 8-K dated June 9, 2009, which is incorporated by reference into this prospectus.

(6)	Core and Northeast Markets Adjusted EBITDA is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of our ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Segments” in MetroPCS Communications’ Current Report on Form 8-K dated June 9, 2009, which is incorporated by reference into this prospectus.

(7)	Average monthly churn represents (a) the number of customers who have been disconnected from our system during the measurement period less the number of customers who have reactivated service, divided by (b) the sum of the average monthly number of customers during such period. We classify delinquent customers as churn after they have been delinquent for 30 days. In addition, when an existing customer establishes a new account in connection with the purchase of an upgraded or replacement phone and does not identify themselves as an existing customer, we count the phone leaving service as a churn and the new phone entering service as a gross customer addition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Performance Measures” in MetroPCS Communications’ Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus.

(8)	Based upon a change in the allowable return period from 7 days to 30 days, we revised our definition of gross customer additions to exclude customers that discontinue service in the first 30 days of service. This revision reduces deactivations and gross customer additions commencing March 23, 2006, and reduces churn.

(9)	Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by our management to judge our ability to meet our liquidity requirements and to evaluate our operating performance. We believe these measures are important in understanding the performance of our operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, we believe that these measures (which are common in the wireless industry) facilitate operating performance comparisons with other companies in the wireless industry.

(10)

ARPU—ARPU represents (a) service revenues less pass through charges for the measurement period, divided by (b) the sum of the average monthly number of customers during such period. We utilize ARPU to evaluate our per-customer service revenue realization and to assist in forecasting our future service revenues. ARPU is calculated exclusive of pass through charges that we collect from our customers and remit to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated:

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands, Except Average Number of Customers and ARPU)
Calculation of ARPU:
Service revenues	$1,290,947	$1,919,197	$2,437,250	$561,970	$726,698
Less:
Pass through charges	(45,640)	(95,946)	(136,801)	(26,554)	(37,643)

Net service revenues	$1,245,307	$1,823,251	$2,300,449	$535,416	$689,055

Divided by:
Average number of customers	2,398,682	3,508,497	4,631,168	4,198,794	5,685,830

ARPU	$43.26	$43.31	$41.39	$42.51	$40.40

(11)	CPGA—CPGA is determined by dividing (a) selling expenses plus the total cost of equipment associated with transactions with new customers and equipment revenues associated with transactions with new customers during the measurement period by (b) gross customer additions during such period. We utilize CPGA to assess the efficiency of our distribution strategy, validate the initial capital invested in our customers and determine the number of months to recover our customer acquisition costs. This measure also allows us to compare our average acquisition costs per new customer to those of other wireless broadband mobile providers. Equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce our acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which we consider to be the most directly comparable GAAP financial measure to CPGA:

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands, Except Gross Customer Additions and CPGA)
Calculation of CPGA:
Selling expenses	$104,620	$153,065	$212,293	$46,647	$74,906
Less: Equipment revenues	(255,916)	(316,537)	(314,266)	(100,384)	(68,631)
Add: Equipment revenue not associated with new customers	114,392	142,822	149,029	45,803	41,215
Add: Cost of equipment	476,877	597,233	704,648	200,158	225,018
Less: Equipment costs not associated with new customers	(155,930)	(192,153)	(244,311)	(72,212)	(67,058)

Gross addition expenses	$284,043	$384,430	$507,393	$120,012	$205,450

Divided by: Gross customer additions	2,345,135	3,004,177	3,988,692	960,083	1,530,565

CPGA	$121.12	$127.97	$127.21	$125.00	$134.23

(12)	CPU—CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on handset equipment transactions unrelated to initial customer acquisition, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU:

	Year Ended December 31,			Three Months Ended March 31,
	2006	2007	2008	2008	2009
	(In Thousands, Except Average Number of Customers and CPU)
Calculation of CPU:
Cost of service	$445,281	$647,510	$857,295	$188,473	$245,575
Add: General and administrative expense	138,998	198,955	235,289	57,727	61,505
Add: Net loss on equipment transactions unrelated to initial customer acquisition	41,538	49,331	95,282	26,409	25,843
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(14,472)	(28,024)	(41,142)	(8,465)	(10,669)
Less: Pass through charges	(45,640)	(95,946)	(136,801)	(26,554)	(37,643)

Total costs used in the calculation of CPU	$565,705	$771,826	$1,009,923	$237,590	$284,611

Divided by: Average number of customers	2,398,682	3,508,497	4,631,168	4,198,794	5,685,830

CPU	$19.65	$18.33	$18.17	$18.86	$16.69

RISK FACTORS

An investment in the exchange notes involves a high degree of risk. You should carefully consider the specific risk factors set forth below, as well as the other information set forth elsewhere in this prospectus, before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations, which in turn could adversely affect our ability to pay interest or principal on the exchange notes or the price for such exchange notes. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes will be adversely affected.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on the certificates representing your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from those requirements. Other than in connection with the exchange offer, we do not plan to register any sale of the original notes under the Securities Act unless required to do so under the limited circumstances set forth in the registration rights agreement. In addition, the issuance of the exchange notes may adversely affect the trading market for untendered, or tendered but unaccepted, original notes. For further information regarding the consequences of not tendering your original notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”

We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes to the exchange agent and you should carefully follow the instructions on how to tender your original notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of original notes. We may waive any defects or irregularities with respect to your tender of original notes, but we are not required to do so and may not do so. See “The Exchange Offer—Procedures for Tendering Original Notes” and “Description of Exchange Notes.”

You may find it difficult to sell your exchange notes.

Because there is no public market for the exchange notes, you may not be able to resell them. The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market. An active market may not develop for the exchange notes and any trading market that does develop may not be liquid. We do not intend to apply to list the exchange notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. The trading market for the exchange notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	changes in our credit rating;

•	change in our auditors;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	any acquisitions or business combinations proposed or consummated by us;

•	the interest of securities dealers in making a market for the exchange notes; and

•	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar volatility. Prospective investors in the exchange notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their original notes may be deemed to be underwriters.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the exchange notes. See “The Exchange Offer—Resale of the Exchange Notes; Plan of Distribution.”

The exchange notes will be treated as having been issued with an original issue discount for U.S. federal income tax purposes.

For U.S. federal income tax purposes, each exchange note should be treated as having been issued with an “original issue discount” in the same amount as the original issue discount on the original note exchanged therefore. Each holder of an exchange note must include as gross income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which an exchange note is held even though there is not corresponding receipt of cash attributable to such income. See “Material United States Federal Income Tax Considerations.”

Risks Relating to the Exchange Notes

Our substantial debt could adversely affect our cash flow preventing us from fulfilling our obligations under the notes and our senior creditors would have a prior secured claim to any collateral securing the debt owed to them.

As of March 31, 2009, we had approximately $3.5 billion of outstanding indebtedness under the senior secured credit facility, our existing 9 1/4% senior notes, and the original notes. Our ability to make payments on our debt and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Our substantial debt service obligations could have important material consequences to you, including the following:

•

limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements, acquisitions, technological initiatives and other general corporate purposes;

•	making it more difficult for us to make payments on our indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the telecommunications industry;

•	limiting our ability to increase our capital expenditures to roll out new services or to upgrade our networks to new technologies, such as long-term evolution, or LTE;

•	limiting our ability to purchase additional spectrum or develop new metropolitan areas in the future;

•

reducing the amount of cash available for working capital needs, capital expenditures for existing and new markets and other corporate purposes by requiring us to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness; and

•	placing us at a competitive disadvantage to our competitors who are less leveraged than we are.

Any of these risks could impair our ability to fund our operations or limit our ability to expand our business as planned, which could have a material adverse effect on our business, financial condition, and operating results. In addition, a substantial portion of our debt, including borrowings under our senior secured credit facility, bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have and may enter into agreements limiting our exposure to higher interest rates in the future, any such agreements may not offer complete protection from this risk and any portions not subject to such agreements would have full exposure to higher interest rates.

Further, the secured creditors received a pledge of all of the equity of our Company, and of our existing and future direct and indirect subsidiaries, where most of our assets and all of our operations and business results are generated and generally have a lien on all of the assets of the Company and these subsidiaries.

Despite our anticipated levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our leverage.

We will be able to incur additional debt in the future despite our current level of indebtedness as market conditions permit. The terms of our senior secured credit facility, the indenture governing our existing 9 1/4% senior notes and the indenture governing the notes allow us to incur substantial amounts of additional debt, subject to certain limitations. In addition, although MetroPCS Communications, MetroPCS, Inc. and all of our current and future domestic wholly-owned restricted subsidiaries will guarantee our obligations under the notes, and guarantee our existing 9 1/4% senior notes and the senior secured credit facility, there are no restrictions on MetroPCS Communications, MetroPCS, Inc., or any of their or our future unrestricted subsidiaries’ ability to incur additional indebtedness. Further, funding remains available under the revolving credit facility portion of the senior secured credit facility. The more leveraged we become, the more we, and in turn the holders of our securities, become exposed to the risks described herein.

Although these exchange notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.

The exchange notes, and each guarantee of the exchange notes, are unsecured and therefore will be effectively subordinated to our existing senior secured credit facility and any secured debt we, or the relevant guarantor, may incur to the extent of the assets securing such debt. The indenture governing the notes will allow us to incur a substantial amount of additional secured debt. In the event of a bankruptcy or similar proceeding involving us, MetroPCS Communications, or any guarantor of the notes and the senior secured credit facility, the assets that serve as collateral for any secured debt may be used to satisfy the obligations under the secured debt before any payments are made on the notes. As of March 31, 2009, we had approximately $1.6 billion of secured debt outstanding. The notes will be effectively subordinated to any borrowings under our senior secured credit facility and other secured debt. See “Description of Existing Indebtedness.”

MetroPCS Communications may be permitted to form new subsidiaries who are not guarantors of the notes, and the assets of any non-guarantor subsidiaries, including Royal Street, may not be available to make payments on the notes.

MetroPCS Communications, MetroPCS, Inc., and all of our current and future wholly-owned restricted subsidiaries are guarantors of the notes. Royal Street Communications and its subsidiaries, as well as our unrestricted subsidiaries, are not guarantors of the notes. All of our future unrestricted subsidiaries, any of MetroPCS Communications’ subsidiaries that do not guarantee any of our other debt, and any of Royal Street Communications’ subsidiaries will not guarantee the notes. Payments on the notes are only required to be made by the issuer and the guarantors. As a result, no payments are required to be made from assets of MetroPCS Communications’ subsidiaries that do not guarantee the notes, or assets of Royal Street, unless those assets are transferred by dividend or otherwise to the issuer or a guarantor.

In the event that any non-guarantor subsidiary of MetroPCS Communications becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available to the issuers or any guarantors. Consequently, your claims in respect of the exchange notes will be effectively subordinated to all of the liabilities, including trade payables, of any future subsidiaries of MetroPCS Communications (other than the issuer) that is not a guarantor.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to meet our existing or future debt obligations, refinance our debt, and to reduce our indebtedness will depend on our future performance and the other cash requirements of our business. Our performance, to a certain extent, is subject to general economic conditions, financial, competitive, business, political, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payment on our debt will depend on the satisfaction of covenants in our senior secured credit facility, the indenture governing our existing 9 1/4% senior notes, the indenture governing the notes, other debt agreements and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios and satisfy financial condition tests. We cannot assure you that we will continue to generate sufficient cash flow from operations at or above current levels or that future borrowings will be available to us under our senior secured credit facility or from other sources in an amount sufficient to enable us to repay all of our indebtedness timely. As a result, we cannot assure you that there will not be a need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. Disruptions in the financial markets could make it more difficult to obtain debt or equity financing on reasonable terms or at all. We cannot assure you that we will be able to service our debt or refinance any or all of our indebtedness on favorable or commercially reasonable terms, or at all.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes and under our indenture governing our existing 9 1/4% senior notes.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes and the existing 9 1/4% senior notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes and the existing 9 1/4% senior notes or that the restrictions in our senior secured credit facility will not allow such repurchases, including, without limitation, that such change of control may result in an event of default under our senior secured credit facility triggering an immediate repayment of the senior secured debt. See “Description of Exchange Notes—Repurchase at the Option of Holders.”

The terms of our debt include restrictive covenants that limit our operating flexibility.

Our senior secured credit facility, indenture governing our existing 9 1/4% senior notes and the indenture governing our notes impose material operating and financial restrictions on us. These restrictions, subject in certain cases to ordinary course of business and other exceptions, may limit our ability to engage in some transactions, including the following:

•	incurring additional debt;

•	paying dividends, redeeming capital stock or making other restricted payments or investments;

•	selling or buying assets, properties or licenses;

•	developing assets, properties or licenses which we have or in the future may procure;

•	creating liens on assets;

•	participating in future FCC auctions of spectrum or private sales of spectrum or purchasing businesses;

•	merging, consolidating or disposing of assets;

•	entering into transactions with affiliates; and

•	placing restrictions on the ability of subsidiaries (other than Royal Street and its subsidiaries) to pay dividends or make other payments.

Under the senior secured credit facility, we are also subject to financial maintenance covenants with respect to our senior secured leverage and in certain circumstances total maximum consolidated leverage and certain minimum fixed charge coverage ratios. These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal on our outstanding debt, complete acquisitions for cash or debt or react to changes in our operating environment or the economy. Any future debt that we incur may contain similar or more restrictive covenants.

Any failure to comply with the restrictions of the senior secured credit facility, the indenture governing our existing 9 1/4% senior notes, the indenture governing the notes, or certain current and any subsequent financing agreements, may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving our lenders the right to terminate any commitments they had made to provide us with further funds and to require us to repay all amounts then outstanding.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The guarantors’ guarantees of the exchange notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor files a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy of us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute an event of default under the indenture governing our existing 9 1/4% senior notes and the indenture governing the notes, which event of default would allow the holders of our existing 9 1/4% senior notes and the holders of the notes to accelerate the amounts due and payable thereunder and would also cause an event of default under our secured credit facility which would give our lenders the right to accelerate amounts due thereunder and we may not have the ability to pay any such amounts.

The trading prices for the exchange notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes, or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

Risks Relating to our Business

Our business strategy may not succeed in the long term.

We offer unlimited wireless broadband mobile services on a paid-in-advance basis for flat monthly rates without requiring a long-term service contract or a credit check. This approach to marketing wireless broadband mobile services may not prove to be successful in the long term. Some companies that offered this type of service in the past were not successful. From time to time, we evaluate our products, service offerings and the demands of our target customers and may, as a result, amend, change, discontinue or adjust our products, service offerings or initiate or offer new permanent, trial or promotional product or service offerings. These new or changed product and service offerings may not be successful or prove to be profitable.

A failure to meet the demands of our customers, could adversely affect our business, financial condition and operating results.

Customer demand for our products and services could be impacted by numerous factors including the different types of products and services offered, service content, technology, handset options, service areas, network quality, customer perceptions, customer care levels and the prices and range of service plans and products. Managing these factors and customers’ expectations of these factors is essential in attracting and retaining customers. We must continually incur costs in order to improve and enhance our products and services to remain competitive, which may include costs to expand the capacity and coverage of our network, costs to replace or migrate to new vendors or services, purchase additional spectrum, purchase necessary infrastructure equipment, handsets and related accessories to meet customer needs and secure the necessary governmental approvals and renewals for our operations. Delays or failure to purchase additional spectrum or to make these enhancements to our products, services or network, could limit our ability to meet customer expectations. Further, even if we continually upgrade and maintain our networks and enhance our products and services, there can be no assurance that our existing customers will not switch to another wireless provider. If we are unable to meet customer expectations as to these factors, we may have difficulty attracting and retaining customers, which could impair our financial performance and could have an adverse effect on our business, financial condition and operating results.

We may not be successful in continuing to grow our customer base.

Our business plan assumes continued growth in our customer base. Our ability to continue the growth of our customer base and achieve the customer penetration levels that we currently believe are possible with our business model in our markets is subject to a number of risks, including:

•	increased competition from existing competitors or new competitors;

•	higher than anticipated churn in our markets;

•

our inability to increase our network capacity in areas we currently serve to meet increasing customer demand and our inability due to limitations in customer service, billing and other systems to meet customer expectations and demands;

•	our inability to continue to offer products or services which our current or prospective customers want;

•	our inability to launch service in new metropolitan areas;

•	our inability to attract and retain indirect agents and dealers for our products and services;

•

our inability to increase the relevant coverage areas in our existing markets to expand our roaming arrangements to areas that are important to us, or to allow us to offer services at rates which are attractive to, our current and prospective customers;

•	unfavorable United States economic conditions, which may have a disproportionate negative impact on portions of our customer base;

•	changes in the demographics of our markets; and

•	adverse changes in the legislative and regulatory environment that may limit our ability to grow our customer base.

If we are unable to achieve the aggregate levels of customer penetration that we currently believe are possible with our business model, our ability to continue to increase our customer base and revenues at the rates we currently expect may be limited and we may fail to achieve additional economies of scale. Any failure to achieve the penetration levels we currently believe are possible and to successfully increase our customer base may have a material adverse impact on our business, financial condition and operating results.

Our business is seasonal and our operating results for future periods will be affected negatively if we fail to have strong customer growth in the first and fourth quarters.

Our business is seasonal, with our largest number of subscribers typically being added in the first and fourth quarters. If we fail to meet our expectations for customer additions in the first or fourth quarter, it could have a negative impact on our business, financial condition and operating results.

Failing to manage our churn rate or experiencing a higher rate of customer turnover than we have forecasted could adversely affect our business, financial condition and operating results.

Our customers do not have long-term contracts and can discontinue their service at any time without penalty. We expect our churn rate to be higher than postpay wireless carriers. If we experience an even higher rate of churn than we expect, we could experience reduced revenues and increased marketing costs to attract replacement customers required to sustain our business plan, which could reduce our profit margin and could reduce the cash available to construct and operate new markets. In addition, we may not be able to profitably replace customers who leave our service or replace them at all. Our rate of customer churn can be affected by a number of factors, including the following:

•	network issues, including network coverage, network reliability, dropped and blocked calls, and network availability;

•	lack of competitive regional and nationwide roaming and the inability of our customers to cost-effectively roam onto other wireless networks;

•	affordability and general economic conditions;

•	supplier or vendor failures;

•	customer care concerns;

•	handset issues, including lack of early access to the newest handsets, handset prices and handset problems;

•	wireless number portability requirements that allow customers to keep their wireless phone numbers when switching between service providers;

•	our inability to offer bundled services or new services offered by our competitors; and

•	competitive offers by other producers.

We cannot assure you that our strategies to address customer churn will be successful. If we experience a rate of customer churn higher than we expect or fail to replace lost customers, our revenues could decline and our costs could increase which could have a material adverse effect on our business, financial condition and operating results.

Our operations require continued capital expenditures and a failure to have access to capital could materially adversely affect our business, financial condition and operating results.

Our business strategy involves expanding into and competing in major metropolitan areas, all of which have significant established competition from other providers. To compete effectively, we must continue to upgrade and enhance our network and services. As a result, we have invested and expect to continue to invest a significant amount of capital in the future to construct, maintain, upgrade and operate our network, billing, customer care and information systems, to implement our business plans, including our fourth generation network, and to support future growth of our wireless business.

Historically, we have been able to fund capital expenditures and service our debt from cash generated from our operations and various debt and equity offerings. We may require additional capital to fund our long-term business plan, including operating losses, network expansion, servicing of our debt and possible spectrum acquisitions. Our success and viability will depend on our ability to maintain and increase revenues and to raise additional capital, when and if needed, on reasonable terms. We may not be able to arrange additional financing, whether debt, equity or otherwise, to fund our future needs on terms acceptable to us or at all. Our ability to arrange additional financing will depend on, among other factors, our credit ratings, financial and operating performance, general economic, financial, competitive, legislative and regulatory conditions and prevailing capital market conditions. Many of these factors are beyond our control. Failure to obtain suitable financing when needed could, among other things, result in our inability to continue to expand our businesses as planned or to meet competitive challenges; forego strategic opportunities; delay and/or reduce network deployments and capital expenditures, operations, spectrum acquisitions and investments; and restructure or refinance our indebtedness prior to maturity or sell additional equity or seek additional debt financing. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings, including borrowings under our senior secured credit facility, will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our working capital and other liquidity needs, or at all. Further, as our operations grow, it may be more difficult to adapt and modify our business plan based on the availability of funding. If we incur significant additional indebtedness, or if we do not continue to generate sufficient cash from our operations, our credit ratings could be adversely affected, which would likely increase our future borrowing costs and could affect our ability to access capital.

We face intense competition from other telecommunications providers and new entrants in the marketplace.

We compete directly in each of our markets with wireless, wireline, cable, satellite, Internet and other communications providers. Many of our current and prospective competitors are, or are affiliated with, major companies that have substantially greater financial, technical, personnel and marketing resources than we have (including spectrum holdings, brands and intellectual property) and a larger market share than we have, which may affect our ability to compete successfully. These competitors often have established relationships with a larger base of current and potential customers. These advantages may allow our competitors to offer service for lower prices, market to broader customer segments, and offer service over larger geographic areas which may have a material adverse effect on our business, financial condition and operating results. Some of our competitors may have, or may in the future, take advantage of governmental programs which may allow them to offer services for lower prices, have lower costs, or provide service in areas which may be diseconomic for us to serve without taking advantage of such programs. If we choose not to or are unable to participate in such governmental programs and our competitors participate, our competitors could offer services for lower prices, have lower costs, or provide service in areas which are diseconomic for us to serve without taking advantage of such programs, which could have a material adverse effect on our business, financial condition, or operating results.

Some of our competitors in the telecommunications and related industries have undertaken joint ventures, mergers and strategic alliances that have provided them with greater access to capital, access to wider geographic territory, access to greater spectrum, access to technical, marketing, sales, purchasing and distribution resources and more attractive bundles of services. Recent joint ventures, mergers and strategic alliances in the wireless industry have resulted in, and if the trend continues, will continue to foster larger competitors over time and our operating results could be adversely affected and our ability to grow may be hindered. Many of our competitors with greater access to capital and production and distribution resources have also entered into exclusive deals with vendors, including handset vendors. As handset selection and pricing are increasingly important to customers, the lack of availability to us of the latest and most popular handsets as a result of these exclusive dealings could put us at a significant competitive disadvantage and could make it more difficult for us to attract and retain our customers. Similarly, we believe we pay more, on average, than other national carriers for our handsets and if this continues we could be forced to subsidize the price of our handsets which could adversely affect our financial condition and operating results. Many of our competitors also use third party dealers to market and sell their products and services. Competition for dealers is intense. We may have difficulty attracting and retaining dealers and any inability to do so could have an adverse effect on our ability to attract and retain customers which could have material adverse effect on our business, financial condition and operating results.

Additionally, the FCC in the past has taken, and may in the future take, steps to make additional spectrum available for wireless services in each of our metropolitan areas. Any auction and licensing of new spectrum may result in new competitors and/or allow existing competitors to acquire additional spectrum, which could allow them to offer services that we may not be able to offer with the licenses we hold or to which we have access due to technological or economic constraints. Also, the FCC has taken, and in the future may take, regulatory actions designed to provide greater capacity and flexibility to other licensees, including our competitors. In addition, some companies in non-telecommunications businesses, including energy companies and utility companies are also expanding their services to offer communications and broadband services. We cannot control most of these factors and the continuing consolidation and resulting economies of scale and access to greater resources and additional competition could result in greater product, service, pricing and cost disadvantages to us which could have a material adverse affect on our business, financial condition and operating results.

We may face increasing competitive pricing and service bundling.

The competitive pressures of the wireless telecommunications industry have caused, and may continue to cause, other carriers to offer unlimited service plans or service plans with increasingly large bundles of minutes of use at increasingly lower prices or fixed monthly prices. All of our national wireless broadband mobile competitors and certain of our regional competitors currently are offering unlimited fixed-rate service plans in the markets where we operate and plan to operate and this may cause other wireless competitors to also offer unlimited fixed-rate service plans. Since we primarily serve major metropolitan areas where the national wireless broadband mobile carriers are also offering services, we may be subject to more competition than the wireless broadband mobile industry generally and subject to greater commercial disadvantage. Further, market prices for wireless broadband mobile services have declined over time and may continue to decline with increased competition. Moreover, certain carriers we compete against, or may compete against in the future, offer additional services, such as wireline phone service, cable or satellite television, media and Internet, and are capable of bundling their wireless services with these other services in a package of services that we may not be able to duplicate at competitive prices. In response to all the competitive offerings in the marketplace and falling market prices, we have added, and in the future may be required to add, additional select features to our existing service plans in our metropolitan areas, and we may consider additional targeted promotional activities and reduced pricing as well as subsidizing the cost of handsets or increasing payments to our indirect dealers as we evaluate and respond to the competitive environment going forward. As a result, we expect that increased competition may result in more competitive pricing, slower growth, higher costs and increased churn of our customer base, as well as the possibility of having to change our service plans, increase our handset subsidies, and increase our dealer payments in response to competition, which may adversely affect our business, financial condition and operating results.

The wireless industry is experiencing rapid technological change.

The wireless telecommunications industry has been, and we believe will continue to be, characterized by significant technological change, including the rapid development and introduction of new technologies, products, and services, such as voice-over Internet protocol, or VoIP, push-to-talk services, location based services, such as global positioning satellite, or GPS, mapping technology, social networking services, and high speed data services, including streaming audio, streaming video, mobile gaming, advertisement paid services, video conferencing and other applications. These technological advances, evolving industry standards, ongoing improvements in the capacity and the quality of digital technology, such as the implementation and development of third generation, or 3G technology, wideband technologies such as WiFi or WiMax which do not rely on FCC-licensed spectrum, or the development of fourth generation, or 4G technology, such as long term evolution, or LTE, and the development of data and broadband capabilities, could cause the technology used by us on our wireless broadband mobile network to become less competitive or obsolete. Additionally, VoIP is an emerging technological trend that could result in a decrease in demand for switched telephone services, such as those we currently provide. The resulting technological development of WiFi or WiMax enabled handsets permitting customers to communicate using voice and data services with their handset using this VoIP technology in any area equipped with a wireless Internet connection, or hot spot, would potentially allow more carriers to offer larger bundles of minutes while retaining low prices and the ability to offer attractive roaming rates. The number of hot spots in the U.S. is growing rapidly, with some major cities and urban areas approaching universal coverage. Further, the development of new equipment, such as femtocells, could allow our competitors to offer increased usage without increased cost thus reducing our cost advantage.

Thus, our continued success will depend, in part, on our ability to anticipate or adapt to these and future technological changes and to offer, on a timely basis, services that meet customer demands. For us to keep pace with these technological changes and remain competitive, we must continue to make significant capital expenditures to our networks and/or acquire additional spectrum. Customer acceptance of the services that we offer will continually be affected by technology-based differences in our product and service offerings and those offered by our competitors. We cannot assure you that we will obtain access to new technology, such as LTE, on a timely basis, on satisfactory terms, or that we will have adequate spectrum, or be able to acquire additional spectrum, to offer new services or implement new technologies. If we do not offer these services, we may have difficulty attracting and retaining customers. Further, we cannot predict the effect of technological changes on our business. We also cannot be certain that the choices we make regarding technology and new service offerings will prove to be successful in the market place or will achieve their intended results. All of these factors could have a material adverse effect on our business, financial condition and operating results.

We are dependent on certain network technology improvements which may not occur, or may be materially delayed.

Most national wireless broadband mobile carriers have greater spectrum capacity than we do that can be used to support 3G and 4G services. These national wireless broadband mobile carriers are currently investing substantial capital to deploy the necessary equipment to deliver 3G enhanced services and have invested in additional spectrum to deliver 4G services. Two of our national wireless broadband mobile competitors acquired a significant portion of the 700 MHz spectrum recently auctioned by the FCC. This 700 MHz spectrum is considered by some industry experts to be particularly desirable due to its propagation characteristics. The national wireless broadband mobile carriers in many instances on average have more spectrum in each of the metropolitan areas in which we operate, or plan to operate, than we or Royal Street do. Our limited spectrum may require us to secure more cell sites to provide equivalent service (including data services based on EV-DO or LTE technology), spend greater capital compared to our competitors, deploy more expensive network equipment, such as six-sector antennas, EV-DO Revision A with VoIP or LTE, deploy equipment sooner than our competitors, require us to use DAS systems or make us more dependent on improvements in handsets, such as EVRC-B or 4G capable handsets. There can be no assurance that the additional technology improvements will be developed by our existing infrastructure provider, such improvements will be delivered when needed at cost-effective prices, that such technology improvements will deliver our projected network efficiency improvements, or that we can secure adequate tower sites or additional spectrum or have access to DAS systems.

If projected or anticipated technology improvements are not achieved, or are not achieved in the timeframes in which we need such improvements, or at the costs we anticipate or can afford, or are not developed by our existing suppliers, we may not have adequate spectrum in certain metropolitan areas, which may limit our ability to increase our customer base, may inhibit our ability to achieve additional economies of scale, may limit our ability to offer new services offered by our competitors, may require us to spend considerably more capital and incur more operating expenses than our competitors with more spectrum, and may force us to purchase additional spectrum at a potentially material cost. If our network infrastructure vendor does not supply such improvements, or materially delays the delivery of such improvements, and other network equipment manufacturers are able to develop such technology, we may be at a material competitive disadvantage to our competitors and we may be required to change network infrastructure vendors, which could have a material adverse effect on our business, financial condition and operating results.

We may be unable to acquire additional spectrum in the future at a reasonable cost.

Because we offer unlimited calling services for a fixed rate, our customers tend, on average, to use our services more than the customers of other wireless broadband mobile carriers. We believe that the average minutes of use of our customers may continue to rise. We intend to meet this demand by utilizing spectrum-efficient state-of-the-art technologies, such as six-sector cell site technology, EV-DO Revision A with VoIP, LTE, EVRC-B or 4G handsets and intelligent antennas. Nevertheless, in the future we may need to acquire additional spectrum in order to maintain our quality of service, to meet increasing customer demands or to allow the deployment of these technologies. However, we cannot assure you that additional spectrum will be made available by the FCC on a timely basis on terms and conditions or under service rules that we consider to be suitable for our commercial uses or that we will be able to acquire additional spectrum at a reasonable cost. In addition, the FCC may impose conditions on the use of new wireless broadband mobile spectrum, such as heightened build-out requirements or open access requirements that may make it less attractive to, or less economical for, us. If additional spectrum is unavailable on reasonable terms and conditions when needed, unavailable at a reasonable cost, or unavailable without conditions that impose significant costs on us, we may not be able to continue to increase our customer base, meet the requirements of our customers’ usage of our services or to offer new services and as a result we could lose customers or revenues, which could materially adversely affect our business, financial condition, or operating results.

We may be unable to successfully develop and incorporate additional wireless data services into our service offerings in the future.

Wireless broadband mobile data services are increasingly becoming a meaningful component of many wireless broadband mobile carriers’ strategies and financial results. The national wireless broadband mobile carriers have invested (and we expect will continue to invest) significant resources to develop and deliver these on new data services to their customers. As market prices for wireless voice services continue to decline, if we are unable to offer such new data services we may not have additional revenue to offset the decline in wireless voice revenues. Similarly, as customers increasingly demand wireless broadband mobile data services as part of the core feature set of their wireless services, the failure to offer such services could reduce sales and increase churn. Currently, we offer limited wireless data offerings which are not as robust as those offered by some of our competitors and may never be. In addition, we have not and may not gain access to certain of the proprietary data content available to national wireless broadband mobile operators. If we are unable in the future to successfully incorporate the most advanced wireless data services, including certain 3G and 4G technologies, into our service offerings or gain access to popular content, our customer additions and ARPU could decrease and our churn could increase. In addition, there can be no assurance that we can provide wireless broadband mobile data services on a profitable basis or that vendors will develop and make available to companies of our size popular applications and handsets with features, functionality and pricing desired by customers. Furthermore, we rely on third parties to provide us access to most data, music and video services and access to new handsets to deliver these advanced services. If we are unable to obtain access to such services, incorporate such services into our service offerings, or purchase handsets at a reasonable cost and on a timely basis in the future, it could have a material adverse effect on our business, financial condition and operating results.

We may undertake mergers, acquisitions or strategic transactions that could result in operating difficulties, dilution and distraction from our business.

Historically we have expanded our markets through the purchase of spectrum. In the future, we may expand the markets in which we operate through the acquisition of selected spectrum or operating markets from other telecommunication service providers, the acquisition of additional spectrum from FCC auctions, and the acquisition of other telecommunication service providers; through direct investments; or through strategic transactions. Any such transactions can be very risky, may require a disproportionate amount of our management and financial resources, may divert management’s attention, and may create various operating difficulties and expenditures, among which may include:

•	uncertain revenues and expenses, with the result that we may not realize the growth in revenues, anticipated cost structure, profitability, or return on investment that we expect;

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difficulty integrating the acquired technologies, services, spectrum, products, operations and personnel of the acquired businesses while maintaining uniform standards, controls, policies and procedures;

•	disruption of ongoing business;

•	impact on our cash and available credit lines for use in financing future growth and working capital needs;

•

obligations imposed on us by counterparties in such transactions that limit our ability to obtain additional financing, our ability to compete in geographic areas or specific lines of business, or other aspects of our operational flexibility;

•

increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations required under the Exchange Act;

•	inability to attract and retain key personnel;

•	impairment of relationships with employees, customers or vendors;

•

difficulties in consolidating and preparing our financial statements due to poor accounting records, weak financial controls and, in some cases, procedures at acquired entities not based on U.S. GAAP particularly those entities in which we lack control; and

•	inability to predict or anticipate market developments and capital commitments relating to the acquired company, business or technology.

The anticipated benefit to us of any strategic transaction, acquisition or merger may never materialize. Future investments, acquisitions or dispositions, or similar arrangements could result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could have an adverse effect on our business, financial condition and operating results. Any such transactions may require us to obtain additional equity or debt financing, which may not be available on acceptable terms, or at all.

Business, political, regulatory and economic factors may significantly affect our operations, the manner in which we conduct our business and slow our rate of growth.

The United States economy has deteriorated significantly and may be depressed for the foreseeable future. Our business could be affected by the economic conditions as well as consumer spending in the areas in which we operate. These factors are outside of our control. As economic conditions deteriorate, our services may be disproportionately and adversely affected due to the generally lower per capita income of our customer base (versus the national facility-based wireless broadband mobile carriers) that may be disproportionately affected by any disruption in the United States economy, including an economic downturn or recession. In addition, a number of our customers work in industries which may be disproportionately affected by an economic slowdown or recession. More generally, adverse changes in the economy are likely to negatively affect our customers’ ability to pay for existing services and to decrease their interest in purchasing new services. The resulting impact of such economic conditions on consumer spending could have a material adverse effect on demand for our services and on our business, financial condition and operating results.

Additionally, due to changes in the political climate as a result of the outcome of recent state elections and the Presidential election in the United States, we cannot predict with any certainty the nature and extent of the changes in federal, state and local laws, regulations and policy we will face, or the effect of such elections on any pending legislation, such as the immigration laws and policy. Any increased regulation, new policy initiatives, increased taxes or any other changes in federal law may have an adverse effect on our business, financial condition and operating results.

Recent disruptions in the financial markets could adversely affect our ability to obtain debt or equity on reasonable terms or at all.

The wireless industry is a capital intensive business. To date, we have used internally generated funds and the funds from the sale of debt and equity to finance our growth and build out of our existing and planned metropolitan areas. If our current cash and excess internally generated cash flows are insufficient to fund our business plan, improve and expand our network infrastructure and services, participate in new opportunities, engage in acquisitions of additional spectrum or businesses or participate in future FCC auctions, or service our debt, we may be forced to sell additional equity, seek additional debt financing, borrow additional amounts under our existing senior secured credit facility, refinance our existing indebtedness, or delay certain of our planned expansion or other initiatives, additions of capacity, and technological advances. Additionally, our senior secured credit facility includes a revolving line of credit that is to be funded by a number of commercial and investment banks. The deteriorating worldwide economic conditions, the banking crisis, and tightening capital markets may affect whether our lenders are able to honor their commitments to fund our revolving line of credit should we need to draw on such line of credit to pursue new opportunities, engage in acquisitions, or purchase additional spectrum. Should we need to access the market for additional funds the competitiveness of the wireless telecommunications industry, the volatility and demand of the capital markets, and the continued uncertainty in the credit and capital markets may make it more difficult and costly for us to raise capital through the issuance of any equity securities or incur any additional debt or refinance existing debt on terms acceptable to us or at all and there can be no assurance that sufficient funds will be available to us under our existing indebtedness or otherwise. Further, should we need to raise additional capital, the foreign ownership restrictions mandated by the FCC, and applicable to us, could limit our ability to attract additional equity financing outside the United States. If we were able to obtain funds, it may not be on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, engage in acquisitions, or purchase additional spectrum, thus limiting our ability to expand our business which could have a material adverse effect on our business, financial condition and operating results.

We are exposed to counterparty risk in our senior secured credit facility and related interest rate protection agreements.

We have entered into interest rate protection agreements to manage the Company’s interest rate risk exposure by fixing a portion of the interest expense we pay on our long-term debt under our senior secured credit facility. There is considerable turmoil in the world economy and banking markets which could affect whether the counterparties to such interest rate protection agreements are able to honor their agreements. If the counterparties fail to honor their commitments, we could experience higher interest rates, which could have a material adverse effect on our business, financial condition and operating results. In addition, if the counterparties fail to honor their commitments, we also may be required to replace such interest rate protection agreements with new interest rate protection agreements in an amount equal to that portion of our long-term debt under our senior secured credit facility and indentures governing our existing 9 1/4% senior notes and the notes, which is not fixed and which is less than 50% of our total long-term debt under our senior secured credit facility and indentures governing our existing 9 1/4% senior notes and the notes, and such replacement interest rate protection agreements may be at higher rates than our current interest rate protection agreements. Further, if we are unable to enter into new interest rate protection agreements, the lenders may claim we are in default under the terms of our senior secured credit facility, which could have a material adverse effect on our business, financial condition and operating results.

The investment of our substantial cash balances are subject to risk.

We can and have historically invested our substantial cash balances in, among other things, securities issued and fully guaranteed by the United States or any state, highly rated commercial paper and auction rate securities, money market funds meeting certain criteria, and demand deposits. These investments are subject to credit, liquidity, market and interest rate risk. Such risks may result in a loss of liquidity, substantial impairment to our investments, realization of substantial future losses, or a complete loss of the investment in the long-term which may have a material adverse effect on our business, financial condition, operating results and liquidity.

We currently have an exclusive arrangement with our billing services vendor.

Amdocs Software Systems Limited and Amdocs, Inc., or Amdocs, subject to certain exclusions, is our exclusive vendor for billing services in North America. If Amdocs does not perform its obligations under the agreement, or ceases to continue to develop, or substantially delays development of, new features or billing services or ceases to support its existing billing systems, we may be unable to secure alternative billing services from another provider or providers in a timely manner, for a reasonable cost or otherwise, which could cause us to not be able to bill our customers, provide customer care, grow our business, report financial results, or manage our business and we may have increased churn, all of which could have a material and adverse effect on our business, financial condition and operating results.

We and our suppliers may be subject to claims of infringement.

The technologies used in the telecommunications industry are protected by a wide array of patents and other intellectual property rights. As a result, third parties may assert infringement claims against us or our suppliers from time to time based on our or their general business operations, the equipment, software or services we or they use or provide, or the specific operation of our wireless networks or service. Our suppliers may be subject to infringement claims that if proven could preclude the supplier from supplying us with the products and services we require to run our business or offer our services, require the supplier to change the products and services they provide to us in a way which could have a material adverse effect on us, or cause the supplier to increase the charges for their products and services to us. We cannot guarantee that we will be fully protected against all losses associated with an infringement claim involving our manufacturers, licensors and suppliers who provide us with the equipment, software and technology that we use in our business. In addition, our suppliers may be unable to pay any damages or honor their indemnification obligations to us, which may result in us having to bear such losses. We may also have to buy equipment and services from other third party suppliers or pay royalties to the holders of intellectual property rights.

Moreover, we may be subject to claims that products, software and services provided by different vendors which we combine with products or with services provided by other vendors or with our own services in order to offer services to our customers are infringing on the rights of others, and we may not have any indemnification protection from our vendors for these claims. Further, we have been, and in the future may be, subject to claims that certain business processes we use, services we provide, or products we create may infringe on the rights of third parties, and we may have no indemnification rights from any of our vendors or suppliers. Whether or not an infringement claim is valid or successful, it could adversely affect our business by diverting management’s attention, involving us in costly and time-consuming litigation, requiring us to enter into royalty or licensing agreements (which may not be available on acceptable terms, or at all), requiring us to pay royalties for prior periods, requiring us or our suppliers to redesign our or their business operation, processes, systems, services or products to avoid claims of infringement, or requiring us to purchase products and services from different vendors or not sell certain products or services. If a claim is found to be valid or if we or our suppliers cannot successfully negotiate a required royalty or license agreement, we could be forced to pay substantial damages, including potentially treble damages, we could be subject to an injunction that could disrupt our business, prevent us from offering some or all of our products or services and cause us to incur losses of customers or revenues, any or all of which could be material and could adversely affect our business, financial condition and operating results.

Substantially all of our network infrastructure equipment is manufactured or provided by a single infrastructure vendor.

Substantially all of our PCS and AWS network infrastructure equipment is manufactured or provided by Alcatel Lucent, formerly known as Lucent Technologies, Inc. We have entered into an agreement with Alcatel Lucent to provide us with PCS and AWS CDMA system products and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services The agreement does not cover any other non-AWS or non-PCS spectrum we may acquire in the future, including our spectrum in the 700 MHz band or other technologies, such as LTE. A substantial portion of the equipment manufactured or provided by Alcatel Lucent is proprietary, which means that equipment and software from other manufacturers may not work with Alcatel Lucent’s equipment and software, or may require the expenditure of additional capital, which may be material. The communications equipment market has been subject to recent economic turmoil. If Alcatel Lucent ceases to develop, or substantially delays development of, new products or ceases to support existing equipment and software, or experiences problems which prevent Alcatel Lucent from performing its obligations under the agreement, we may be required to spend significant amounts of money to replace such equipment and software, may not be able to offer new products or services, and may not be able to compete effectively in our markets. If we fail to continue purchasing our PCS and AWS CDMA products exclusively from Alcatel Lucent, we may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices, which would have a material adverse effect on our business, financial condition and operating results.

We rely on third-parties to provide products, software and services that are integral to our business.

Sophisticated financial, management, information network management and billing systems are vital to our business. We currently rely on internal systems and third-party vendors to develop and to provide all of these systems. We have entered into agreements with third-party suppliers to provide products, software and services that are integral to our business, such as customer care, financial reporting, network management, billing and payment processing. We purchase a substantial portion of the products, software and services from only a few major suppliers and we generally rely on one key vendor in each area. Some of these agreements may be terminated upon relatively short notice. In addition, our plans for developing and implementing our financial information and billing systems rely to some extent on the design, development and delivery of products, software and services by third-party vendors. Our right to use these systems is dependent on agreements with third-party vendors and these systems may not perform as anticipated. Our base stations are installed on leased cell site facilities or on leased DAS nodes in connection with DAS systems. A significant portion of these cell sites and all DAS systems are leased from a small number of cell site and DAS system providers generally under master agreements.

If our suppliers terminate their agreements with us, experience interruptions or other problems delivering products, software or services to us on a timely basis or at all, it may cause us to have difficulty providing services to or billing our customers, developing, delivering, and deploying new products and services and/or upgrading, maintaining, improving our networks, or generating accurate or timely financial reports and information. If alternative suppliers and vendors become necessary, we may not be able to obtain satisfactory and timely replacement services on economically attractive terms, or at all. The loss, termination or expiration of these agreements or our inability to renew them at all or on favorable terms or negotiate agreements with other providers at comparable rates could harm our business. Our reliance on others to provide essential products, software, and services on our behalf also gives us less control over the efficiency, timeliness and quality of these products, software and services. If our master agreement with one of our cell site or DAS providers were to terminate, or if the cell site or DAS system providers were to experience severe financial difficulties or file for bankruptcy, or if one of these cell site or DAS system providers were unable to support our use of its cell sites or DAS systems, we would have to find new sites or rebuild the affected portion of our network. In addition, the concentration of our cell site leases and DAS systems with a limited number of cell site and DAS system providers could adversely affect our business, financial condition and operating results if we are unable to renew our expiring leases or DAS system agreements with these companies either on terms comparable to those we have today or at all. In addition, the tower industry has continued to consolidate. If any of the companies from which we lease towers or DAS systems were to consolidate with other cell site or DAS systems companies, they may be unable to honor obligations to us or have the ability to raise prices which could materially affect our profitability. If a material number of cell sites or DAS systems were no longer available for our use, it could have a material adverse effect on our business, financial condition and operating results.

Additionally, our business model utilizes and relies upon indirect distribution outlets including a range of local, regional and national mass market dealers and retailers allowing us to reach the largest number of potential customers in our metropolitan areas at a relatively low cost. Many of our dealers own and operate more than one location and may operate in more than one of our metropolitan areas. Because these third party dealers are the primary contact between us and our customers in many instances, including in connection with accepting payment for our services on our behalf, they play an important role in our ability to grow our business and in customer retention. With the recent deterioration of the United States economy and the credit markets, which may continue for the foreseeable future, some of our dealers and vendors may be unable to continue their operations or secure funds for their continued operations. Further, due to the present economic conditions, we may be unable to find participants in our local markets that would qualify or be able to open a dealer location to replace closed operations. Since we rely on such third parties to provide some of our services, any bankruptcy, termination, switch or disruption in service by such third parties or diminution in the number of such third parties could be costly and affect operating efficiencies and our ability to attract and retain customers which could have a material adverse effect on our business, financial condition and operating results.

We utilize a limited number of DAS providers.

We currently use, and plan to continue to use, DAS systems in lieu of traditional cell sites to provide service to certain critical portions of new metropolitan areas in which we plan to build and in supplementing or adding capacity to existing systems. The use of DAS systems will result in an acceleration of capital expenditures compared to our traditional metropolitan builds without DAS systems. In order to construct DAS systems, the DAS provider will be required to obtain necessary authority from the relevant state and local regulatory authorities and to secure certain agreements, such as right of way agreements, in order to construct or operate the DAS systems. In addition, the DAS system provider may be required to construct a transport network as part of their construction of the DAS systems. These DAS systems may be leased and/or licensed from third party suppliers. We utilize a limited number of DAS system providers. Some of the DAS system providers we are using have not previously constructed or been authorized to construct DAS systems in certain of our new metropolitan areas so there may be unforeseen obstacles and delays in constructing the DAS systems in those metropolitan areas. In addition, the authorization of the DAS provider to construct DAS systems may be subject to challenge and injunctive relief, resulting in delay and material costs in providing alternative coverage in the affected metropolitan areas. In addition, DAS systems also pose particular compliance challenges with regard to any backup power requirements that may be adopted by the FCC, which, if adopted could have a material adverse effect on our ability to comply with applicable laws, could require us to spend significant amounts of additional capital, and could have a material adverse effect on our business, financial condition and operating results.

We may be unable to obtain the roaming and other services we need from other carriers at rates that allow us to remain competitive or at all.

Many of our competitors have more extensive regional or national networks which enable them to offer automatic roaming and long distance telephone services to their subscribers at a lower cost than we can offer and allow them to offer unlimited fixed-rate local, regional, and nationwide roaming plans on their existing networks over a larger area than we can offer. We do not have as extensive a network as the national wireless broadband mobile carriers, and we must pay fees to other carriers who provide roaming services and who carry long distance calls made by our subscribers. We currently have roaming agreements with several other carriers which allow our customers to roam on those carriers’ network. The roaming agreements, however, do not cover all geographic areas where our customers may seek service when they travel, they generally cover voice but not data services, and some of these agreements may be terminated on relatively short notice. As the wireless industry has consolidated, and may continue to consolidate in the future, we may have increased difficulty entering into new roaming agreements with other technically compatible carriers or replacing our existing roaming agreements. In addition, we believe the rates we are charged by certain carriers in some instances are higher than the rates they charge to other roaming partners. Further, many of the wireless carriers against whom we compete have service area footprints substantially larger than our footprint.

Our ability to replicate these roaming service offerings at rates which will make us, or allow us to be, competitive is uncertain at this time. The FCC recently clarified that CMRS providers must offer automatic roaming services on just, reasonable and non-discriminatory terms, but found that a CMRS provider is not required to offer roaming services in any geographic area for which a requesting carrier holds a license or other spectrum usage rights, even if the requesting carrier has not yet built its system. The FCC also has not extended full roaming rights to roaming services that are classified as information services (such as high speed wireless Internet access services), or for roaming services that are not classified as CMRS (such as non-interconnected services). If we are unable to enter into or maintain roaming agreements for roaming services that our customers want at reasonable rates, including in areas where we have licenses or lease spectrum but have not constructed facilities, we may be unable to compete effectively and attract and retain customers, and we may lose revenues. We also may be unable to continue to receive roaming services in areas in which we hold licenses or lease spectrum after the expiration or termination of our existing roaming agreements. We also may be obligated to allow customers of other technically compatible carriers to roam automatically on our systems, which may enhance their ability to compete with us. If these risks occur, it may have a material adverse effect on our business, financial condition and operating results.

We may incur higher than anticipated intercarrier compensation costs.

When our customers use our service to call customers of other carriers, in certain circumstances we are required to pay the carrier that serves the called party, and any intermediary or transit carrier, for the use of their networks. An ongoing FCC rulemaking proceeding is examining whether a unified intercarrier compensation regime should be established for all traffic exchanged between all carriers, including CMRS carriers such as us. New intercarrier compensation rules, if adopted, may result in increases in the charges we are required to pay other carriers for terminating calls or transiting on their networks, increase the costs of, or difficulty in negotiating, new agreements with carriers, and decrease the amount of revenue we receive for terminating calls from other carriers on our network. Further, certain existing intercarrier compensation pricing rules which affect the termination rates we pay to both incumbent and competitive LECs are being appealed. If this appeal overturns the FCC’s current intercarrier compensation rules, it could result in significant costs to us for past and future termination charges. Any such changes may have a material adverse effect on our business, financial condition and operating results.

Some carriers who terminate calls originated by our customers have sought, and others may seek, to impose termination charges on us that we consider to be unreasonably high and have threatened to pursue, or have initiated or may initiate, claims against us to recover these charges. The outcome of these claims is uncertain. A recent decision by the FCC, if not overturned, could subject CMRS carriers to a multitude of state commission proceedings in which wireless termination rates are set without guidance from the FCC, and may be interpreted to leave open the prospect of CMRS carriers being liable for certain terminating compensation charges even in the absence of negotiated agreements. A determination that we are liable for additional terminating compensation payments could subject us to additional claims by other carriers. Further, legal and business considerations may inhibit our ability or willingness to block traffic to telecommunication carriers who demand unreasonable payments. In addition, certain transit carriers have taken the position that they can charge “market” rates for transit services, which rates may in some instances be significantly higher than our current rates or the rates we are willing to pay. We may be obligated to pay these higher rates and/or purchase services from others, engage in direct connection, or pay terminating compensation charges in the absence of negotiated agreements, which may result in higher costs which could have a material adverse effect on our business, financial condition, and operating results.

A significant portion of our revenue is derived from geographic areas susceptible to natural and other disasters.

Our focus on major metropolitan areas and our use of third parties, some of which are located in developing nations, may make our products and services more susceptible to certain events, including political upheavals, war, terrorist attacks, strikes, natural disasters, and disease, which could adversely affect our business, financial condition and operating results. In addition, our markets in California, Texas and Florida represent a substantial portion of our business. These same states, however, have a history of natural disasters which may adversely affect our operations in those states. These events also may cause our networks to cease operating for a substantial period of time while we reconstruct them and our competitors may be less affected than we are. We cannot provide any assurance that the business interruption insurance we have will cover all losses we may experience as a result of such events, that the insurance carrier will be solvent, or that the insurance carrier will pay all claims made by us. If we experience any of these events, we may lose revenue, customers, and experience increased expenses, we may have difficulty attracting new customers in the future, and may have difficulty finding new suppliers and vendors, which could have a material adverse effect on our business, financial condition and operating results.

Our success depends on our ability to attract and retain qualified management and other personnel.

Our business is managed by a small number of key executive officers, including our chief executive officer, Roger Linquist. None of our managing key executives has an employment contract, so any such executive officers may leave at any time subject to forfeiture of any unpaid performance awards and any unvested options. We believe that our future success depends in substantial part on our continued ability to attract and retain highly knowledgeable, qualified executive, technical and management personnel. We believe that competition for highly qualified management, technical and sales personnel is intense, and there can be no assurance that we will retain our key management, technical and sales employees, that we will be successful in attracting, assimilating or retaining other highly qualified management, technical and sales personnel in the future sufficient to support our continued growth, or that we will be successful in replacing any of our key management, technical and sales personnel that may retire or cease to be employed by us. We have experienced occasional difficulties in recruiting qualified personnel and there can be no assurance that we will not experience such difficulties in the future. The departure or retirement of, or our inability to attract or retain, highly qualified executive, technical and management personnel, including the chief executive officer, could materially and adversely affect our business, financial condition and operating results.

Recent political changes could have an adverse effect on our relationship with our workforce.

None of our employees is covered by a collective bargaining agreement or represented by an employee union. With the recent changes in the party affiliation of the President of the United States and the changes in composition of Federal and state legislatures, legislation may be enacted which could impose additional requirements on us or make it easier for union organizing activities. If our employees become represented by an employee union, it may make it more difficult for us to manage our business and to attract and retain new employees and may increase our cost of doing business. Having our employees become represented by an employee union or having additional requirements related to our employees imposed on us could have a material adverse effect on our business, financial condition and operating results.

We are subject to numerous surcharges and fees from federal, state and local governments, and the applicability and the amount of these fees is subject to great uncertainty.

Telecommunications providers pay a variety of surcharges and fees on their gross revenues from interstate and intrastate services, including federal Universal Service Fund, or USF, fees and common carrier regulatory fees. The division of our services between interstate services and intrastate services, including the divisions associated with the federal USF fees, is a matter of interpretation and may in the future be contested by the FCC or state authorities. The FCC also may change in the future the basis on which federal USF fees are charged. The Federal government and many states also apply transaction-based taxes to sales of our products and services and to our purchases of telecommunications services from various carriers. In addition, state regulators and local governments have imposed and may continue to impose various surcharges, taxes and fees on our services. The applicability of these surcharges and fees to our services is uncertain in many cases and jurisdictions may contest whether we have assessed and remitted those monies correctly. Periodically state and federal regulators may increase or change the surcharges and fees we currently pay. In some instances we pass through these charges to our customers. However, Congress, the FCC, state regulatory agencies or state legislatures may limit our ability to pass through to our customers’ transaction based tax liabilities, regulatory surcharges and regulatory fees imposed on us. We may or may not be able to recover some or all of those taxes from our customers and the amount of taxes may deter demand for our services or increase our cost to provide service which could have a material adverse effect on our business, financial condition or operating results.

Concerns about whether wireless telephones pose health and safety risks may lead to the adoption of new regulations or lawsuits which could decrease demand for our services.

Media reports and some studies have suggested that radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, or interfere with various electronic medical devices, including hearing aids and pacemakers. Additional studies have been undertaken to determine whether the suggestions from those reports and studies are accurate. In addition, lawsuits have been filed against various participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage. While many of these lawsuits have been dismissed on various grounds, including a lack of scientific evidence linking wireless handsets with such adverse health consequences, future lawsuits could be filed based on new evidence or in different jurisdictions. If any such suits do succeed, or if plaintiffs are successful in negotiating settlements, it is likely additional suits would follow. In addition to health concerns, safety concerns have been raised with respect to the use of wireless handsets while driving. Certain states and municipalities in which we provide service or plan to provide service have passed laws prohibiting the use of wireless phones while driving, or requiring the use of wireless headsets, and other states and municipalities may do so in the future.

If consumers’ health concerns over radio frequency emissions increase, consumers may be discouraged from using wireless handsets or services, regulators may impose restrictions or increased requirements on the location and operation of cell sites, the use or design of wireless telephones may restrict the use of wireless handsets while driving, or may require that all wireless telephones include an earpiece that would enable the use of wireless telephones without holding them against the user’s head. Such legislation or regulation could increase the cost of our wireless handsets, reduce demand for our products and services, and increase other operating expenses, or could expose wireless providers to further litigation, which, even if not successful, may be costly to defend and could divert management’s attention from our business. In addition, compliance with such new requirements, and the associated costs, could adversely affect our business. The actual or perceived risk of radio frequency emissions could adversely affect us through a reduction in customers or a reduction in the availability of financing in the future. If any of these risks occur, it could have a material adverse effect on our business, financial condition and operating results.

System failures, security breaches and the unauthorized use of or interference with our network could cause delays or interruptions of service, increase our cost of operations, and result in harm to our business reputation which could cause us to lose customers.

To be successful, we must provide our customers reliable, trustworthy service. We rely upon our networks and the networks of other providers to support all of our services. Some of the risks to our networks and infrastructure which may prevent us from providing reliable service include:

•	physical damage to outside plant facilities;

•	power surges or outages;

•	equipment failure;

•	vendor or supplier failures or delays;

•	software defects;

•	viruses and other attacks by hackers;

•	unauthorized use of our or our provider’s networks;

•	human error;

•	disruptions beyond our control, including disruptions caused by terrorist activities, theft, or natural disasters; and

•	failures in operational support systems.

Network disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur expenses. Further, our administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud, or the costs to replace or repair the network, may be substantial, thus causing our costs to provide service to increase. Fraudulent use of our network may also impact interconnection and long distance costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for fraudulent roaming. Such increased costs could have a material adverse impact on our financial results and impair our service resulting in higher churn as our competitors systems may not experience similar problems.

Additionally, our physical facilities and information systems may be vulnerable to physical break-ins, computer viruses, theft, attacks by hackers, or similar disruptive problems. If hackers gain improper access to our databases, they may be able to steal, publish, delete, misappropriate or modify confidential personal information concerning our subscribers. In addition, misuse of our customer information could result in harm to our customers and legal actions against us and to additional harm perpetrated by third-parties who are given access to the consumer data. This could damage our reputation which could have a material adverse effect on our business, financial condition and operating results.

Risks Related to Legal and Regulatory Matters

Our ability to provide service to our customers and generate revenues could be harmed by adverse regulatory action.

Our FCC licenses are major assets that we use to provide our services. Our FCC licenses are subject to revocation and we may be subject to fines, forfeitures, penalties or other sanctions, including the imposition of mandatory reporting requirements, license conditions, corporate monitors, and limitations on our ability to participate in future FCC auctions, if the FCC were to find that we are not in compliance with its rules or the requirements of the Communications Act. We must renew our FCC licenses periodically. Renewal applications are subject to FCC review and public comment to ensure that licensees meet their licensing requirements and comply with other applicable FCC requirements, rules and regulations. If we fail to file for renewal of any particular license at the appropriate time, or fail to meet any regulatory requirements for renewal, including construction and substantial service requirements, we could be denied a license renewal. In addition, many of our licenses are subject to interim or final construction requirements and there is no guarantee that the FCC will find our construction, or the construction of prior licensees, sufficient to meet the applicable construction requirement. If the FCC finds that our construction, or the construction of prior licensees, is insufficient, the FCC could terminate our license. For all PCS, AWS and 700 MHz licenses, the FCC also requires that a licensee provide substantial service in order to receive a renewal expectancy. There is no guarantee that the FCC will find the completed system construction sufficient to meet the build out or renewal requirement. Additionally, while incumbent licensees enjoy a certain renewal expectancy if they provide substantial service, the substantial service standard is not well articulated and there is no guarantee that the FCC will conclude that we are providing substantial service, that we are entitled to a renewal expectancy, or will renew all or any of our licenses, without the imposition of adverse conditions. In addition, a failure to comply with applicable license conditions or regulatory requirements could result in revocation or termination of our licenses, in the loss of rights to serve unbuilt areas and/or fines and forfeitures. We have had inquiries from regulatory agencies regarding our compliance with regulatory requirements and we may in the future receive additional inquiries. We have responded, are in the process of responding, or will respond to such inquiries. We cannot give any assurances that the FCC will agree with our compliance efforts or that the FCC will not impose fines, forfeitures, or take other adverse action against us. The FCC may also impose additional regulatory requirements or conditions on our licenses or our business. Such additional regulatory requirements or conditions could increase the cost of doing business, could cause disruption to existing networks, and could require us to make substantial investments. Any loss or impairment of any of these licenses, failure to renew, fines and forfeitures, the imposition of conditions, or other actions by the FCC could have a material adverse effect on our business, financial condition and operating results.

We may be unable to obtain necessary governmental authorizations and permits on reasonable terms and conditions.

Our ability to operate our business is dependent on, among other things, our ability to obtain governmental authorizations and permits in the planning, construction and operation of our networks. Obtaining governmental authorizations and permits can be very time sensitive and require compliance with administrative and procedural rules. To remain competitive, we must obtain such authorizations and permits on a timely basis, at a reasonable cost and on acceptable terms and conditions. If we cannot obtain the necessary governmental authorizations and permits at all or on reasonable terms and conditions, we may incur substantial costs associated with finding an alternate, viable resolution, relocating sites and infrastructure, writing off cost and expenses associated with sites we are unable to use, and we may experience a delay or impairment in the provisioning of our services which could have a material adverse effect on our business, financial condition and operating results.

We are subject to significant federal and state regulation.

The FCC regulates the licensing, construction, modification, operation, ownership, sale and interconnection of wireless communications systems, as do some state and local regulatory agencies. We cannot assure you that the FCC or any state or local agencies having jurisdiction over our business will not impose new or revised regulatory requirements, new or increased costs or require changes in our current or planned operations. State regulatory agencies also are increasingly focused on the quality of service and support that wireless carriers provide to their customers and several agencies have proposed or enacted new and potentially burdensome regulations in this area. We also cannot assure you that the Communications Act, from which the FCC obtains its authority, will not in its current state result in the imposition of additional costs for compliance or be further amended in a manner that could be adverse to us. For instance, the FCC restricts the ownership levels held by foreign nationals or their representatives, a foreign government or its representative or any corporation organized under the laws of a foreign country, and as a public company, the costs and results of compliance with such restrictions may have a material adverse effect on our business, financial condition or operating results. Further, with the recent change in party affiliation of the President of the United States and changes in the composition of Federal and stated legislatures there may be additional legislative or regulatory changes that affect our business. The FCC also may change its rules, which could result in adverse consequences to our business, including harmful interference to our existing networks and spectrum. For example, the FCC recently proposed to allocate 20 or 25 MHz of spectrum for a nationwide broadband network operating in spectrum adjacent or proximate to the existing allocated and licensed AWS spectrum, including spectrum for which we are licensed. The FCC also has proposed service rules for 10 MHz of spectrum for AWS services operating in spectrum adjacent to the existing PCS spectrum. The technical rules proposed by the FCC for these blocks of spectrum may result in interference to our existing and planned PCS and AWS networks which could cause our customers to experience dropped calls and degraded call quality while using our system. With the exception of the Boston-Worcester, Massachusetts/New Hampshire/Rhode Island/Vermont Economic Area, we are licensed for or have access to only AWS and PCS spectrum in our metropolitan areas and therefore we would be unable to use other frequency bands to avoid any such interference. If, as a result of interference, our customers experience a significant increase in dropped calls or significantly degraded service, we could experience higher churn and we may have difficulty adding additional customers, which could have an adverse effect on our business, our financial condition and operating results. In addition, the interference may cause our networks to have reduced capacity which may require us to incur additional costs of adding cell sites or DAS nodes and to spend additional capital.

Our operations also are subject to various other regulations, including certain regulations promulgated by the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and state and local regulatory agencies and legislative bodies. Adverse decisions or regulations of these regulatory bodies could negatively impact our operations and costs of doing business. Because of our smaller size, governmental regulations and orders can disproportionately increase our costs and affect our competitive position compared to other larger telecommunications providers. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental entities that oversee portions of our business. As previously noted herein, a variety of changes in regulatory policies are under consideration and depending upon the outcomes, the changes could materially adversely effect our business, financial condition, or operating results.

Compliance with current or future federal, state, or local laws, regulations, rules, and ordinances could have a material adverse effect on our business, financial condition, or operating results, including but not limited to, increasing our operating expenses or costs, requiring us to obtain new or additional authorizations or permits, requiring us to change our business and customer service processes, limiting our ability to attract and retain certain customer segments, increasing the costs of our services to our customers, requiring system and network upgrades, requiring us to hire additional employees, and requiring us to spend significant additional capital. A failure to meet or maintain compliance with federal, state or local regulations, laws, rules or ordinances also could have a material adverse effect on our business, financial condition, or operating results, including, but not limited to, subjecting us to fines, forfeitures, penalties, license revocations, or other sanctions, including the imposition of mandatory reporting requirements, limitation on our ability to participate in future FCC auctions or acquisitions of spectrum, and compliance programs and corporate monitors. In addition, a material failure to comply with regulations or statutory requirements may limit our ability to draw certain amounts under our senior secured credit facility or could result in a default under our indebtedness.

The structure of the transaction with Royal Street Communications creates risks which could have a material adverse effect on our business, financial condition or operating results.

Royal Street Communications acquired its PCS licenses as a DE. As a result, Royal Street Communications received a bidding credit equal to approximately $94.0 million for its “open” PCS licenses and was granted certain “closed” licenses in Florida for which DEs were the only qualified applicants. Subject to certain non-controlling investor protections in Royal Street Communications’ limited liability company agreement, C9 has control over the operations of Royal Street because it has the right to elect three of the five members of Royal Street Communications’ management committee, which has the full power to direct the management of Royal Street Communications. However, the Royal Street Communications business plan may become so closely aligned with our business plan that there is a risk the FCC may find Royal Street to have relinquished control over its licenses to us in violation of FCC requirements. In 2006 the FCC made changes to the DE rules which preclude the wholesale arrangements we have with Royal Street Communications on a prospective basis, but the FCC grandfathered our existing wholesale relationship. Further, the FCC has an ongoing proceeding seeking to determine what additional changes, if any, may be required or appropriate to its DE program and aspects of the DE program remain subject to challenge in federal courts of appeal. While the FCC has grandfathered the existing arrangements between Royal Street Communications and us, there can be no assurance that any changes that may be required with respect to those arrangements in the future will not cause the FCC to determine that the changes would trigger the loss of DE eligibility for Royal Street. In addition, the FCC has also indicated that it plans to undertake periodic audits of DE licensees to assure compliance with its DE rules. If the FCC were to determine that Royal Street has failed to exercise the requisite control over its licenses and thus lost its status as a DE, Royal Street would be required to repay the FCC the amount of the bidding credit on a five-year straight-line basis beginning on the grant date of the license, which was December 2005, and it could lose some or all of the licenses only available to DEs which have not yet been constructed, which includes several of its licenses in Florida. In addition, certain wireless companies who have participated in spectrum auctions as designated entities have become the target of qui tam lawsuits claiming that those wireless companies have defrauded the United States Government by investing in DEs, taking bidding credits and otherwise receiving benefits in FCC spectrum auctions to which such wireless companies were not entitled. Qui tam lawsuits generally are filed under seal in the first instance and companies may not know that they are a target of such a lawsuit unless and until it is made public. The person bringing the suit may share in any recovery by the government which encourages lawsuits of this kind. If Royal Street or the Company becomes the target of a qui tam lawsuit, the resulting distraction to management and costs to defend may be material. If Royal Street or the Company become a target of a qui tam lawsuit and is either found to have defrauded the government, the damages may include civil penalties of up to $11,000 for each claim, plus a penalty of three times the amount of the damages sustained by the government, and may include the revocation of any licenses held by Royal Street or the Company. In addition, becoming the target of any such lawsuit may make it more likely that the FCC also may audit a wireless carrier’s designation as a DE. If Royal Street lost those licenses or was required to repay the bidding credits it received, or to pay damages and civil penalties under a qui tam law suit, or an audit concluded that Royal Street had not complied with the DE requirements, it could have a material and adverse effect on our business, financial condition and operating results.

Royal Street owns certain licenses that we do not control and that may never be sold to us.

Our agreements with Royal Street Communications allow us in accordance with applicable laws and regulations to actively participate in the development of the Royal Street licenses and networks, and we have the right to purchase, on a wholesale basis, 85% of the engineered capacity provided by the Royal Street systems and to resell those services on a retail basis under our brand. We, however, do not control Royal Street or the Royal Street licenses. C9, an unaffiliated third party, has the ability through June 2012 to require us to purchase, or put, all or part of its ownership interest in Royal Street Communications, but we have no corresponding right to require C9 to sell to us, or call, its ownership interest in Royal Street Communications to us. C9 might not exercise its put rights or, if it does, we do not know when such exercise may occur. Further, the FCC’s rules restrict our ability to acquire or control Royal Street during the period that Royal Street must maintain its eligibility as a DE, which is currently through December 2010. Thus, we cannot be certain that the Royal Street licenses will be developed in a manner fully consistent with our business plan or that C9 will act in ways that benefit us.

Spectrum for which we have been granted licenses as a result of AWS Auction 66 and Auction 73 is subject to certain legal challenges, which may ultimately result in the FCC revoking our licenses.

We were required by the applicable FCC rules to pay the full purchase price of approximately $1.4 billion and $313.3 million to the FCC for the licenses we were granted as a result of Auction 66 and Auction 73, respectively, even though there are ongoing challenges to some aspects of the final auction rules as they relate to DE participation in the auctions. Several interested parties are appealing these rules in the U.S. Courts and are seeking, among other relief, to overturn the results of Auction 66 and Auction 73. We are unable at this time to predict with certainty the likely outcome of these challenges. If the courts invalidate either auction, we could lose the licenses granted to us as a result of the auctions and would have no assurance of being able to reacquire the licenses in a subsequent re-auction. While we would likely receive a refund of the payments made to the FCC for the spectrum should either auction be overturned, we would not be reimbursed for time, money and efforts spent to clear the spectrum, expenses incurred to build systems operating on the spectrum, the interest expenses incurred by us prior to the refund, the losses associated with launching the markets on this spectrum, or the loss of revenue and profits associated with these markets. In addition, there could be a delay in us receiving a refund of our payments until the appeal is final. If the results of either auction were overturned and we receive a refund, the delay in the return of our money, the interest we would have incurred without reimbursement, the loss of any amounts spent to develop the licenses in the interim, which could be substantial, and the loss of the ability to provide service in the metropolitan areas covered by such licenses, may materially and adversely affect our business, financial condition and operating results.

Legal actions by the Copyright Office of the Library of Congress and by third parties may have an adverse effect on our distribution strategy.

Many carriers, including us, routinely place software locks on wireless handsets, which prevent a customer from using a wireless handset sold by one carrier on another carrier’s system. The Copyright Office of the Library of Congress, or Copyright Office, has adopted an exemption that allows a person to circumvent such software locks and other firmware that enable wireless handsets to connect to a wireless telephone network when such circumvention is accomplished for the sole purpose of lawfully connecting the wireless handset to another wireless telephone network. Based in part on this exemption, we have implemented a “flashing” service which allows new customers to “unlock” their existing handsets and connect them to our network. The anti-circumvention exemption is due to expire in October 2009, is subject to review in pending proceedings before the Library of Congress, and may not be extended. In addition, one carrier has alleged that our flashing program infringes and dilutes their trademarks and service marks and that we are inducing the breach of their agreements with their customers. If a significant number of new customers are attracted to our service as a result of our flashing service and we are unable to continue such service, it could adversely affect our ability to continue to attract new customers to our service and could impose additional costs on us, which could have a material adverse effect on our business, financial condition and operating results. The unlocking rules also may allow customers who are dissatisfied with their current service to utilize the services of our competitors or us without having to purchase a new handset. The ability of our customers to leave our service and use their wireless handsets on other carriers’ networks may have an adverse material impact on our business. In addition, since we provide a subsidy for handsets to our distribution partners that are incurred in advance, we may experience higher distribution costs resulting from wireless handsets not being activated or maintained on our network, which costs may be material, and which could have a material adverse effect on our business, financial condition and operating results.

General Matters

If we fail to manage our planned growth effectively and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience substantial growth in the future. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Because of inherent limitations, internal controls over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies and procedures may deteriorate. Previously, we failed to adequately implement financial controls and management systems. We publicly acknowledged deficiencies in our financial reporting as early as August 2004, and have made changes in our controls and systems that are designed to address these deficiencies. Our expected growth will also require stringent control of costs, diligent management of our network infrastructure and our growth, increased capital requirements, increased costs associated with marketing activities, the ability to attract and retain qualified management, technical and sales personnel and the training and management of new personnel, and the design and implementation of financial and management controls. Our growth will challenge the capacity and abilities of existing employees and future employees at all levels of our business and the controls and systems we have implemented. Failure to successfully manage our expected growth and development could have a material adverse effect on our business, increase our costs and adversely affect our level of service and inadequate internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

The value of our FCC licenses may drop in the future as a result of volatility in the marketplace and the sale of additional spectrum by the FCC.

The market value of FCC licenses has been subject to significant volatility in the past and the value of our licenses may continue to fluctuate as the FCC continues to auction, and make available through regulatory flexibility, additional substantial amounts of spectrum. The impact of these future actions and auctions on license values is uncertain. There can be no assurance of the market value of our FCC licenses or that the market value of our FCC licenses will not be volatile in the future. If the value of our licenses was to decline significantly, we could be forced to record non-cash impairment charges which could impact our ability to borrow additional funds. A significant impairment loss could have a material adverse effect on our operating income and on the carrying value of our licenses on our balance sheet.

Declines in our operating performance could ultimately result in an impairment of our indefinite-lived assets, including FCC licenses, or our long-lived assets, including property and equipment.

We assess potential impairments to our long-lived assets, including property and equipment and certain intangible assets, when there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable. We assess potential impairments to indefinite-lived intangible assets, including FCC licenses, annually and when there is evidence that events or changes in circumstances indicate that an impairment condition may exist. If we do not achieve our planned operating results, this may ultimately result in a non-cash impairment charge related to our long-lived and/or our indefinite-lived intangible assets. A significant impairment loss could have a material adverse effect on our operating results and on the carrying value of our FCC licenses and/or our long-lived assets on our balance sheet.

Settlements, judgments, restraints on our current or future manner of doing business or legal costs resulting from pending or future litigation could have an adverse effect on our business, financial condition, and operating results.

We are regularly involved in a number of legal proceedings before various state and federal courts and the FCC. Such legal proceedings can be complex, costly, protracted and highly disruptive to business operations by diverting the attention and energies of management and other key personnel. Also, changes in the law or legal interpretations can affect the outcome of existing rules. The assessment of the outcome of legal proceedings, including our potential liability, if any, is a highly subjective process that requires judgments about future events which are not within our control. The outcome of litigation, including amounts ultimately received or paid upon settlement or other resolution of litigation and other contingencies may differ materially from amounts accrued in the financial statements. In addition, litigation or similar proceedings could impose restraints on our current or future manner of doing business. Such potential outcomes could have a material adverse effect on our business financial condition, of operating results, or ability to do business.

THE EXCHANGE OFFER

This section of the prospectus describes the proposed exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose and Effects of the Exchange Offer

We are offering to exchange the original notes sold in connection with a private offering of $550.0 million principal amount on January 20, 2009 for $550.0 million principal amount of exchange notes. The initial purchasers subsequently offered and sold a portion of the original notes only to “qualified institutional buyers” as defined in and in compliance with Rule 144A and outside the United States in compliance with Regulation S of the Securities Act.

In connection with the sale of the original notes, we and the guarantors entered into a registration rights agreement, which requires us, among other things, to:

•

file a registration statement on or prior to the 270th day after the issue date of the original notes enabling holders to exchange the original notes for publicly registered exchange notes with substantially identical terms;

•

use all commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act on or prior to the 300th day after the issue date of the original notes; and

•

use all commercially reasonable efforts to consummate an exchange offer within 30 business days, or longer if required by the federal securities laws, after the effective date of the registration statement.

In addition, under certain circumstances, we and the guarantors may be required to use all commercially reasonable efforts to file a shelf registration statement to cover resales of the original notes.

If we failed to comply with the requirements of the registration rights agreement we would be required to pay certain liquidated damages.

We are making the exchange offer to satisfy our obligations under the registration rights agreement. The term “holder” with respect to the exchange offer means any person in whose name original notes are registered on our or the Depository Trust Company’s, or DTC, books or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose original notes are held of record by DTC who desires to deliver such original notes by book-entry transfer at DTC.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the exchange notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

•	you are not our “affiliate,” or

•	you acquire the exchange notes in the ordinary course of your business and that you have no arrangement or understanding with any person to participate in the distribution of the exchange notes.

Any holder who tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes or who is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Any holder to comply with such requirements may incur liabilities under the Securities Act for which the holder is not indemnified by us. Each broker-dealer (other than an affiliate of ours) that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of 180 days after the exchange date, we will make the prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which this exchange offer or its acceptance would not comply with the Securities Act, state securities laws, or the laws of the applicable foreign jurisdictions.

By tendering in the exchange offer, you will represent to us that, among other things:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business, whether or not you are a holder,

•	you are transferring good and marketable title to the original notes free and clear of all liens, security interests, charges or encumbrances or rights of other parties other than you,

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes,

•

you are not a broker-dealer, or you are a broker-dealer but will not receive exchange notes for your own account in exchange for original notes, neither you nor any other person is engaged in or intends to participate in the distribution of the exchange notes, and

•

you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Following the completion of the exchange offer, no notes will be entitled to the liquidated damages payment applicable to the original notes. Nor will holders of original notes have any further registration rights, and the original notes will continue to be subject to certain restrictions on transfer. See “—Consequences of Failure to Exchange.” Accordingly, the liquidity of the market for the original notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—There may be adverse consequences of a failure to exchange.”

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decisions on whether to participate in the exchange offer.

Consequences of Failure to Exchange

The original notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities within the meaning of Rule 144(a)(3) of the Securities Act, and subject to restrictions on transfer, and you will no longer be able to require us to register your original notes under the Securities Act, except in the limited circumstances set forth in the registration rights agreement related to the original notes. Accordingly, such original notes may not be offered, sold, pledged or otherwise transferred except

(1) to us, upon redemption thereof or otherwise,

(2) so long as the original notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

(3) in an offshore transaction in accordance with Regulation S under the Securities Act,

(4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

(5) in reliance on another exemption from the registration requirements of the Securities Act, or

(6) pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in accordance with the Securities Act, and any applicable securities laws of any state of the United States, and the securities laws of any foreign country and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent original notes are tendered and accepted in the exchange offer, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefore. Accordingly, the liquidity of the market of the original notes could be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all original notes validly tendered and not withdrawn on or prior to the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. The exchange notes will accrue interest on the same terms as the original notes; however, holders of the original notes accepted for exchange will not receive accrued interest thereon at the time of exchange, rather, all accrued interest on the original notes will become obligations under the exchange notes. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the exchange notes are the same as the form and terms of the original notes, except that

•	the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

•	except as otherwise described above, holders of the exchange notes will not be entitled to the rights of holders of original notes under the registration rights agreement.

The exchange notes will evidence the same debt as the original notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs the original notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to all registered holders of outstanding original notes. Only a registered holder of original notes or such holder’s legal representative or attorney-in-fact as reflected on the indenture trustee’s records may participate in the exchange offer. There will be no fixed record date for determining holders of the original notes entitled to participate in the exchange offer.

Holders of the original notes do not have any appraisal or dissenter’s rights under Delaware law or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered in the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of original notes.

If any tendered original notes are not accepted for exchange because of an invalid tender, our withdrawal of the tender offer, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the Expiration Date. Any acceptance, waiver of default or a rejection of a tender of original notes shall be at our discretion and shall be conclusive, final and binding.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “Expiration Date” with respect to the exchange offer means 5:00 p.m., New York City time, on [                    ], 2009 unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, no later than on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion,

•	to extend the exchange offer,

•	if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer or waive any conditions that have not been satisfied, or

•	to amend the terms of the exchange offer in any manner.

We may affect any such delay, extension, waiver, or termination by giving oral or written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such delay in acceptance, extension, termination, amendment or waiver as promptly as practicable. If we amend or waive any condition of the exchange offer in a manner determined by us to constitute a material change to the exchange offer, we will promptly disclose such amendment or waiver in a prospectus supplement that will be distributed to the registered holders of the original notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment or waiver and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any delay, extension, termination, amendment or waiver to the exchange offer to an appropriate news agency.

Procedures for Tendering Original Notes

Tenders of Original Notes. The tender by a holder of original notes pursuant to any of the procedures set forth below will constitute the tendering holder’s acceptance of all of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their original notes. The procedures by which original notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the original notes are held.

DTC has authorized DTC participants that are beneficial owners of original notes through DTC to tender their original notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under “—Book-Entry Delivery Procedures,” or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under “—Book-Entry Delivery Procedures.”

Tender of Original Notes Held in Physical Form. To tender original notes held in physical form in the exchange offer

•

the exchange agent must receive at one of the addresses set forth in this prospectus, a properly completed letter of transmittal applicable to such original notes (or a facsimile thereof) duly executed by the tendering holder, and any other documents the letter of transmittal requires, and tendered original notes must be received by the exchange agent at such address (or delivery effected through the deposit of original notes into the exchange agent’s account with DTC and making book-entry delivery as set forth below), on or prior to the Expiration Date, or

•	the tendering holder must comply with the guaranteed delivery procedures set forth below on or prior to the Expiration Date.

Letters of transmittal or original notes should be sent only to the exchange agent and should not be sent to us.

Tender of Original Notes Held Through a Custodian. To tender original notes that a custodian bank, depository, broker, trust company or other nominee holds of record, the beneficial owner thereof must instruct such holder to tender the original notes on the beneficial owner’s behalf. A letter of instruction from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which the beneficial owner may use in this process to instruct the registered holder of such owner’s original notes to affect the tender.

Tender of Original Notes Held Through DTC. To tender original notes that are held through DTC, DTC participants on or before the Expiration Date should either

•

properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

•

transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the original notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Tendering original notes held through DTC must be delivered to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of original notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering original notes and delivering letters of transmittal. If you use ATOP to tender, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on the Expiration Date. Except as otherwise provided in the letter of transmittal, tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail, postage prepaid, with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the original notes being tendered are delivered to the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject the tender of such original notes. Exchange of exchange notes for original notes will be made only against the tendered original notes, which are deposited with the exchange agent prior to or on the Expiration Date and receipt by the exchange agent of all other required documents prior to or on the Expiration Date.

Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of original notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to as a “Book-Entry Confirmation.”

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the original notes tendered thereby are tendered (1) by a registered holder of original notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes) who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. If the original notes are registered in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

Guaranteed Delivery. If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program on or prior to the Expiration Date, you may tender if:

•	the tender is made by or through an eligible institution;

•

prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from that eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, courier or overnight delivery or a properly transmitted Agent’s Message relating to a notice of guaranteed delivery:

•	stating your name and address, the registration number or numbers of your original notes and the principal amount of original notes tendered;

•	stating that the tender is being made thereby; and

•

guaranteeing that, within three business days after the Expiration Date of the exchange offer, the letter of transmittal or facsimile thereof or Agent’s Message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile or Agent’s Message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three business days after the Expiration Date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes in the exchange offer according to the guaranteed delivery procedures described above.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of original notes will not be considered valid and may be rejected by us. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived within the timeframes established by us in our sole discretion, if any, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will either be

•	returned by the exchange agent to the tendering holders, or

•

in the case of original notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such book-entry transfer facility.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of original notes in the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time on or prior to the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus on or prior to the Expiration Date. Any such notice of withdrawal must

•	specify the name of the person having deposited the original notes to be withdrawn,

•

identify the original notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the original notes (unless such original notes were tendered by book-entry transfer), and aggregate principal amount of such original notes, and

•

be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the notes register the transfer of the original notes into the name of the person withdrawing such original notes.

If original notes have been delivered pursuant to the procedures for book-entry transfer set forth in “—Procedures for Tendering Original Notes—Book-Entry Delivery Procedures,” any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn original notes and must otherwise comply with such book-entry transfer facility’s procedures.

If the original notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon exchange agent’s receipt of written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures. Any failure to follow these procedures will not result in any original notes being withdrawn. The Company and the exchange agent may reject any withdrawal request not in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered prior to the Expiration Date. Properly withdrawn original notes may be retendered by following one of the procedures described above under “—Procedures for Tendering Original Notes” at any time on or prior to the Expiration Date.

Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the Exchange Offer

The exchange offer is not subject to any conditions, other than that

•

there shall have not been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that is, or is reasonably likely to be, in our sole judgment, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, of us, our subsidiaries or our affiliates or that would or might, in our sole judgment, prohibit, prevent, restrict or delay consummation of the exchange offer,

•

there shall not have occurred any development, event or act that would, in our sole judgment, materially adversely affect the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, of us, our subsidiaries or our affiliates,

•

no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been threatened, proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer, or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, of us, our subsidiaries or our affiliates,

•

there shall not have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer,

•

the Trustee under the indenture governing the notes shall not have objected in any respect to or taken any action that could, in our sole judgment, adversely affect the consummation of the exchange offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting or the making of the exchange offer, or

•

there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our sole judgment, might affect the extension of credit by banks or other lending institutions, (e) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or any other calamity or crisis or any other change in political, financial or economic conditions, if the effect of any such event, in our sole judgment, makes it impractical or inadvisable to proceed with the exchange offer, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may

•	refuse to accept any original notes and return all tendered original notes to the tendering holders,

•	terminate the exchange offer,

•	extend the exchange offer and retain all original notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such original notes, or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery and other documents to the exchange agent addressed as follows:

Delivery by Registered or Certified Mail:

The Bank of New York Mellon

Corporate Trust Operations Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attn: Diane Amoroso

Overnight Delivery or Regular Mail:

The Bank of New York Mellon

Corporate Trust Operations Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attn: Diane Amoroso

To Confirm by Telephone or for Information:

(212) 815-2742

Facsimile Transmissions:

(212) 298-1915

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out of pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment for Exchange Offer

The exchange notes will be recorded at the carrying value of the original notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Resale of the Exchange Notes; Plan of Distribution

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. In addition, until [                    ], 2009 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the exchange notes or a combination of such methods of resale,

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangements or understandings with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act.

Any broker-dealer that resells exchange notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding original notes in like principal amount. We will cancel all original notes tendered in exchange for exchange notes in the exchange offer. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

The net proceeds from the offering of the sale of the original notes in the initial private placement were approximately $480.3 million. We may use these proceeds for general corporate purposes, which could include working capital, capital expenditures, future liquidity needs, additional opportunistic spectrum acquisitions, corporate development opportunities and future technology initiatives.

CAPITALIZATION

The following table sets forth MetroPCS Communications’ consolidated cash, cash equivalents and short-term investments and capitalization as of March 31, 2009. This table should be read in conjunction with “Selected Consolidated Financial Data” appearing elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition an Results of Operations” and our unaudited condensed consolidated interim financial statements and related notes appearing in MetroPCS Communications’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 which is incorporated by reference into this prospectus.

As of March 31, 2009 Actual
(in thousands)
Cash, cash equivalents and short-term investments	$1,075,337

Debt:
Senior secured credit facility	1,560,000
9 1/4% senior notes	1,950,000
Unamortized discount on debt	(37,445)
Capital lease obligations	136,277

Total Debt	$3,608,832

Stockholders’ Equity	2,091,459

Total Capitalization	$5,700,291

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated financial data for MetroPCS Communications. We derived our selected consolidated financial data as of and for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 from the consolidated financial statements of MetroPCS Communications. We derived our selected consolidated financial data as of and for the three months ended March 31, 2008 and 2009 from our unaudited condensed consolidated financial statements. You should read the selected consolidated financial data in conjunction with “Capitalization” contained within this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including the notes thereto, in our Current Report on Form 8-K dated June 9, 2009, which is incorporated by reference into this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
	(In Thousands, Except Share and Per Share Data)
Statement of Operations Data:
Revenues:
Service revenues	$616,401	$872,100	$1,290,947	$1,919,197	$2,437,250	$561,970	$726,698
Equipment revenues	131,849	166,328	255,916	316,537	314,266	100,384	68,631

Total revenues	748,250	1,038,428	1,546,863	2,235,734	2,751,516	662,354	795,329
Operating expenses:
Cost of service (excluding depreciation and amortization disclosed separately below)	200,806	283,212	445,281	647,510	857,295	188,473	245,575
Cost of equipment	222,766	300,871	476,877	597,233	704,648	200,158	225,018
Selling, general and administrative expenses (excluding depreciation and amortization disclosed separately below)	131,510	162,476	243,618	352,020	447,582	104,374	136,411
Depreciation and amortization	62,201	87,895	135,028	178,202	255,319	57,300	81,746
Loss (gain) on disposal of assets	3,209	(218,203)	8,806	655	18,905	21	(24,908)

Total operating expenses	620,492	616,251	1,309,610	1,775,620	2,283,749	550,326	663,842

Income from operations	127,758	422,177	237,253	460,114	467,767	112,028	131,487
Other expense (income):
Interest expense	19,030	58,033	115,985	201,746	179,398	47,425	58,432
Accretion of put option in majority-owned subsidiary	8	252	770	1,003	1,258	303	377
Interest and other income	(2,472)	(8,658)	(21,543)	(63,936)	(23,170)	(9,888)	(552)
Impairment loss in investment securities	—	—	—	97,800	30,857	8,001	921
(Gain) loss on extinguishment of debt	(698)	46,448	51,518	—	—	—	—

Total other expense	15,868	96,075	146,730	236,613	188,343	45,841	59,178

Income before provision for income taxes	111,890	326,102	90,523	223,501	279,424	66,187	72,309
Provision for income taxes	(47,000)	(127,425)	(36,717)	(123,098)	(129,986)	(26,668)	(28,336)

Net income	64,890	198,677	53,806	100,403	149,438	39,519	43,973
Accrued dividends on Series D Preferred Stock	(21,006)	(21,006)	(21,006)	(6,499)	—	—	—
Accrued dividends on Series E Preferred Stock	—	(1,019)	(3,000)	(929)	—	—	—
Accretion on Series D Preferred Stock	(473)	(473)	(473)	(148)	—	—	—
Accretion on Series E Preferred Stock	—	(114)	(339)	(106)	—	—	—

Net income applicable to Common Stock	$43,411	$176,065	$28,988	$92,721	$149,438	$39,519	$43,973

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
	(In Thousands, Except Share and Per Share Data)
Net income per common share(1)
Basic net income per common share	$0.18	$0.71	$0.11	$0.29	$0.43	$0.11	$0.12

Diluted net income per common share	$0.15	$0.62	$0.10	$0.28	$0.42	$0.11	$0.12

Weighted average shares(1):
Basic	126,722,051	135,352,396	155,820,381	287,692,280	349,395,285	348,164,091	351,090,862

Diluted	150,633,686	153,610,589	159,696,608	296,337,724	355,380,111	354,568,227	356,429,423

Other Financial Data:
Net cash provided by operating activities	$150,379	$283,216	$364,761	$589,306	$447,490	$107,449	$306,599
Net cash used in investment activities	(190,881)	(905,228)	(1,939,665)	(517,088)	(1,294,275)	(329,359)	(531,078)
Net cash (used in) provided by financing activities	(5,433)	712,244	1,623,693	1,236,492	74,525	62,431	377,233
Ratio of earnings to fixed charges(2)	2.54x	3.81x	1.37x	1.66x	1.72x	1.69x	1.62x

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
	(In Thousands)
Balance Sheet Data:
Cash, cash equivalents & short-term investments	$59,441	$503,131	$552,149	$1,470,208	$697,948	$1,310,729	$1,075,337
Property and equipment, net	636,368	831,490	1,256,162	1,891,411	2,847,751	2,038,194	2,993,108
Total assets	965,396	2,158,981	4,153,122	5,806,130	6,422,148	5,900,591	6,971,209
Long-term debt (including current maturities)	184,999	905,554	2,596,000	3,002,177	3,074,992	2,997,572	3,608,832
Series D Cumulative Convertible Redeemable Participating Preferred Stock	400,410	421,889	443,368	—	—	—	—
Series E Cumulative Convertible Redeemable Participating Preferred Stock	—	47,796	51,135	—	—	—	—
Stockholders’ equity	125,434	367,906	413,245	1,848,746	2,034,323	1,883,518	2,091,459

(1)	See Note 19 and Note 13 to the annual and interim consolidated financial statements, respectively, which are incorporated by reference into this prospectus from our Current Report on Form 8-K dated June 9, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, respectively, for an explanation of the calculation of basic and diluted net income per common share. The calculation if basic and diluted net income per common share for the years ended December 31, 2004 and 2005 is not included in Note 19 to the consolidated financial statements.

(2)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income before provision for income taxes plus fixed charges (excluding capitalized interest). Fixed charges include interest expense (including capitalized interest); amortized discounts related to indebtedness; amortization of deferred debt issuance costs; the portion of operating rental expense that management believes is representative of the appropriate interest component of rent expense; and net preferred stock dividends. The portion of total rent expense that represents the interest factor is estimated to be 33%. Net preferred stock dividends are our preferred dividend expense net of income tax benefit.

DESCRIPTION OF EXISTING INDEBTEDNESS

Our Senior Secured Credit Facility

On November 3, 2006, we entered into a senior secured credit facility, pursuant to which we may borrow up to $1.7 billion. The senior secured credit facility consists of a $1.6 billion term loan facility and a $100.0 million revolving credit facility. The term loan facility is repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility matures on November 3, 2013 and the revolving credit facility matures on November 3, 2011. On November 3, 2006, we also borrowed $1.6 billion under the senior secured facility concurrently with the closing of the sale of the first $1.0 billion of existing 9 1/4% senior notes. We used the amount borrowed, together with the net proceeds from the sale of such existing 9 1/4% senior notes, to repay all amounts owed under our then-existing first and second lien credit agreements and bridge credit facilities entered into by subsidiaries of MetroPCS Communications, and to pay related premiums, fees and expenses.

The senior secured credit facility is, jointly and severally, full and unconditionally, guaranteed by MetroPCS Communications, MetroPCS, Inc. and each of our direct and indirect present and future wholly-owned restricted domestic subsidiaries. The senior secured credit facility is not guaranteed by our unrestricted subsidiaries or by Royal Street Communications, but we have pledged the promissory note that Royal Street Communications has given us in connection with amounts borrowed by Royal Street Communications from us and the member interests we hold in Royal Street Communications. The senior secured credit facility contains customary events of default, including cross defaults. Our obligations under the senior secured credit facility are also secured by our capital stock as well as substantially all of our present and future assets and each of our wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions).

Under the senior secured credit facility, we are subject to certain limitations, including limitations on our ability to incur additional debt, sell assets, make certain investments or acquisitions, grant liens and pay dividends. We are also subject to certain financial covenants, including maintaining a maximum senior secured consolidated leverage ratio and, under certain circumstances, maximum consolidated leverage and minimum fixed charge coverage ratios. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources” in MetroPCS Communications’ annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. There is no prohibition on our ability to make investments in or loan money to Royal Street Communications.

Amounts outstanding under the senior secured credit facility bear interest at a LIBOR rate plus a margin as set forth in the facility and the terms of the senior secured credit facility require us to enter into interest rate hedging agreements that fix the interest rate in an amount equal to at least 50% of our outstanding indebtedness, including the existing 9 1/4% senior notes and the exchange notes. On November 21, 2006, we entered into a three-year interest rate protection agreement to manage our interest rate risk exposure and to fulfill a requirement of the senior secured credit facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of our variable rate debt to fixed rate debt at an annual rate of 7.169%. The quarterly interest settlement periods began on February 1, 2007. The interest rate protection agreement expires on February 1, 2010. Also, on April 30, 2008, to manage our interest rate risk exposure, we entered into a two-year interest rate protection agreement. The agreement was effective on June 30, 2008, covers a notional amount of $500.0 million and effectively converts this portion of our variable rate debt to fixed rate debt at an annual rate of 5.46%. The monthly interest settlement periods began on June 30, 2008. The interest rate protection agreement expires on June 30, 2010. In March 2009, we entered into three separate two-year interest rate protection agreements to manage the Company’s interest rate risk exposure. These agreements are effective on February 1, 2010 and cover an aggregate notional amount of $1.0 billion and effectively convert this portion of our variable rate debt to fixed rate debt at a weighted average annual rate of 4.381%. The monthly interest settlement periods will begin on February 1, 2010 and these agreements expire on February 1, 2012.

On February 20, 2007, we entered into an amendment to the senior secured credit facility reducing the margin used to determine the senior secured credit facility interest rate to 2.25% from 2.50%.

Our Existing 9 1/4% Senior Notes

On November 3, 2006, we consummated the sale of $1.0 billion principal amount of our existing 9 1/4% senior notes due 2014, or initial notes. On June 6, 2007, we consummated the sale of an additional $400.0 million principal amount of existing 9 1/4% senior notes due 2014, or additional notes. The initial notes and the additional notes are referred to together as our existing 9 1/4% senior notes. The existing 9 1 /4% senior notes are unsecured obligations and are guaranteed by MetroPCS Communications, MetroPCS, Inc., and all of our direct and indirect wholly-owned domestic restricted subsidiaries, but are not guaranteed by our unrestricted subsidiaries or Royal Street Communications or its subsidiaries. Interest is payable on our existing 9 1/4% senior notes on May 1 and November 1 of each year. We may, at our option, redeem some or all of our existing 9 1/4% senior notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing our existing 9 1/4% senior notes. In addition, we may also redeem up to 35% of the aggregate principal amount of our existing 9 1/4% senior notes with the net cash proceeds of certain sales of equity securities, including the sale of common stock. Although the terms and covenants with respect to our existing 9 1 /4% senior notes are substantially identical to the exchange notes offered hereby, the exchange notes being offered are not additional debt securities under the indenture governing our existing 9 1/4% senior notes and will not necessarily trade with our existing 9 1/4% senior notes.

Our Original Notes

On January 20, 2009, we consummated the sale of $550.0 million principal amount of 9 1/4% senior notes due 2014, or original notes. The original notes are unsecured obligations and are guaranteed by MetroPCS Communications, MetroPCS, Inc., and all of our direct and indirect wholly-owned domestic restricted subsidiaries, but are not guaranteed by our unrestricted subsidiaries or Royal Street Communications or its subsidiaries. Interest is payable on the original notes on May 1 and November 1 of each year. We may, at our option, redeem some or all of the original notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing the notes. In addition, we may also redeem up to 35% of the aggregate principal amount of the original notes with the net cash proceeds of certain sales of equity securities, including the sale of common stock. Although the terms and covenants with respect to the original notes are substantially identical to our existing 9 1/4% senior notes, the original notes are not additional debt securities under the indenture governing our existing 9 1/ 4% senior notes and will not necessarily trade with our existing 9 1/4% senior notes.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions” below. In this description, “Issuer” refers only to MetroPCS Wireless, Inc. and not to any of its subsidiaries, “HoldCo” refers only to MetroPCS, Inc. and not to any of its subsidiaries and “Parent” refers only to MetroPCS Communications, Inc. and not to any of its subsidiaries. The obligations and covenants of Issuer described hereunder are only of Issuer and not of Parent, its indirect parent company, or HoldCo, its direct parent company. Although Parent and HoldCo will be guarantors of the exchange notes, they are generally not subject to any of the obligations and covenants described hereunder.

On January 20, 2009, we issued $550.0 million aggregate principal amount of 9 1/4% Senior Notes due in 2014, or the “original notes,” under the indenture, dated January 20, 2009, among us and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors, in a private transaction that is not subject to the registration requirements of the Securities Act. As part of that offering, we are required, among other things, to complete this exchange offer, exchanging the original notes for new registered 9 1/4% Senior Notes due 2014, or the “exchange notes,” that are substantially identical to the original notes, except that the exchange notes will be registered under the Securities Act and will not have any rights under the registration rights agreement related to the original notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture. The terms of the original notes and the exchange notes include those stated in the indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The original notes and the exchange notes are collectively referred to herein as the “notes.”

The following description is a summary of the material provisions of the indenture governing the notes and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture governing the notes and the registration rights agreement in their entirety because they, and not this description, define your rights as holders of the exchange notes. Copies of the indenture governing the notes and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture governing the notes.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture governing the notes.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes

The exchange notes:

•	will be general unsecured obligations of Issuer;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Issuer, including, without limitation, the existing 9 1/4% senior notes;

•	will be senior in right of payment to any future subordinated Indebtedness of Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated to the notes; and

•	will be unconditionally guaranteed on a senior unsecured basis by the Guarantors.

However, the exchange notes will be effectively subordinated to all borrowings under the senior credit facility, which will be secured by substantially all of the assets of HoldCo, Issuer and the Subsidiary Guarantors (except for certain permitted exceptions or as prohibited by law), and other existing and future secured Indebtedness of Issuer or any Subsidiary Guarantor to the extent of the assets securing such Indebtedness and to all liabilities of any of Issuer’s Subsidiaries that do not guarantee the notes to the extent of the assets of those Subsidiaries. See “Risk Factors—Risks Related to the Exchange Notes—Although these exchange notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.”

The Note Guarantees

The exchange notes will be guaranteed by Parent, HoldCo and all of Issuer’s Domestic Restricted Subsidiaries. Each guarantee of the notes:

•	will be a general unsecured obligation of that Guarantor;

•

will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor, including, without limitation, the guarantee of the existing 9 1/4% senior notes; and

•

will be senior in right of payment to any future subordinated Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated to the guarantees.

However, the guarantees will be effectively subordinated to all existing and future secured Indebtedness of the Guarantors to the extent of the assets securing such Indebtedness. See “Risk Factors—Risks Related to the Exchange Notes—Although these exchange notes are referred to as “senior notes,” they will be effectively subordinated to our secured debt.”

As of the date of the indenture governing the notes, all of the Issuer’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture governing the notes. Issuer’s Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The exchange notes will be issued solely in exchange for an equal principal amount of outstanding original notes. As of the date of this prospectus, $550.0 million aggregate amount of original notes are outstanding. Issuer may issue additional notes under the indenture governing the notes from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture governing the notes, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The exchange notes and any additional notes subsequently issued under the indenture governing the notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Issuer will issue notes in minimum denominations of $2,000 and integral multiples of $1,000. The exchange notes will mature on November 1, 2014.

Interest on the exchange notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2009. Issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Exchange Notes

If a holder of exchange notes has given wire transfer instructions to Issuer, Issuer will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Exchange Notes

The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the exchange notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture governing the notes. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The exchange notes will be guaranteed by Parent, HoldCo and all of Issuer’s other Domestic Restricted Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Notes—The guarantees may not be enforceable because of fraudulent conveyance laws.”

A Guarantor (other than Parent) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	if it is not already a Guarantor, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture governing the notes, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture governing the notes.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture governing the notes;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture governing the notes;

(3)	if Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture governing the notes; or

(4)	upon legal defeasance or satisfaction and discharge of the indenture governing the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to November 1, 2009, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture governing the notes at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Issuer or contributions to Issuer’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1)	at least 65% of the aggregate principal amount of notes issued under the indenture governing the notes (excluding notes held by Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

On or after November 1, 2010, Issuer may redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2010	104.625%
2011	102.313%
2012 and thereafter	100.000%

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to November 1, 2010, Issuer may also redeem all or a part of the notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Mandatory Redemption

Issuer is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture governing the notes. In the Change of Control Offer, Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, Issuer will mail a notice (the “Change of Control Offer”) to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture governing the notes and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture governing the notes, or compliance with the Change of Control provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture governing the notes by virtue of such compliance.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture governing the notes are applicable. Except as described above with respect to a Change of Control, the indenture governing the notes does not contain provisions that permit the holders of the notes to require that Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture governing the notes applicable to a Change of Control Offer made by Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture governing the notes as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Issuer’s most recent consolidated balance sheet (or as would be shown on Issuer’s consolidated balance sheet as of the date of such Asset Sale), of Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Issuer or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by Issuer or any such Restricted Subsidiary from such transferee that are converted by Issuer or such Restricted Subsidiary into cash within 30 days after such Asset Sale, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary may apply an amount equal to such Net Proceeds:

(1)	to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness and other Obligations under a Credit Facility or Indebtedness secured by property that is subject to such Asset Sale and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Issuer;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Issuer or a Restricted Subsidiary enters into a binding written agreement irrevocably committing Issuer or such Restricted Subsidiary to an application of funds of the kind described in clause (2), (3) or (4) above, and as to which the only condition to closing not satisfied within 365 days of the receipt of such Net Proceeds is the receipt of required governmental approvals, Issuer or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

Pending the final application of any Net Proceeds, Issuer may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the indenture governing the notes.

An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten (10) days thereof, Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture governing the notes with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture governing the notes. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture governing the notes, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture governing the notes by virtue of such compliance.

The agreements governing Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and may prohibit repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Issuer. In the event a Change of Control or Asset Sale occurs at a time when Issuer is prohibited from purchasing notes, Issuer could seek the consent of the holders of such Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Issuer does not obtain a consent or repay those borrowings, Issuer will remain prohibited from purchasing notes. In that case, Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture governing the notes which could, in turn, constitute a default under the other Indebtedness. Finally, Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by Issuer’s then existing financial resources. See “Risk Factors—Risks Related to the Exchange Notes—The terms of our debt place restrictions on us, which may limit our operating flexibility.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture governing the notes. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of that note that is to be redeemed will be issued in the name of the holder of such note upon cancellation of the note that is to be redeemed. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

If on any date following the date of the indenture governing the notes:

(1)	the notes are rated Baa3 or better by Moody’s (or any successor company acquiring all or substantially all of its assets) and BBB- or better by S&P (or any successor company acquiring all or substantially all of its assets) (or, if either such entity ceases to exist or ceases to rate the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing (other than with respect to the covenants specifically listed under the following captions),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)	“—Repurchase at the Option of Holders—Asset Sales;”

(2)	“—Restricted Payments;”

(3)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5)	“—Transactions with Affiliates;”

(6)	“—Designation of Restricted and Unrestricted Subsidiaries;” and

(7)	clauses (3) (to the extent that a Default or Event of Default exists by reason of one or more of the covenants specifically listed in this paragraph) and (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended, Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline and any actions taken, or omitted to be taken, before such rating decline that would have been prohibited had the foregoing covenants been in effect shall not form the basis for a Default or an Event of Default. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture governing the notes except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Issuer and other than dividends or distributions payable to Issuer or a Restricted Subsidiary of Issuer);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Issuer) any Equity Interests of Issuer or any direct or indirect parent of Issuer;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Issuer and its Restricted Subsidiaries since November 3, 2006 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	100% of the Issuer’s Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after November 3, 2006 to the end of Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.5 times the Issuer’s Consolidated Interest Expense for the same period; plus

(b)	100% of the aggregate net cash proceeds received by Issuer since November 3, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer

(other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Issuer); plus

(c)	to the extent that any Restricted Investment that was made after November 3, 2006 is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash and Cash Equivalents, but not to exceed the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of Issuer designated as such after November 3, 2006 is redesignated as a Restricted Subsidiary after November 3, 2006, the lesser of (i) the Fair Market Value of Issuer’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after November 3, 2006; plus

(e)	100% of any cash dividends or cash distributions actually received directly or indirectly by Issuer or a Restricted Subsidiary of Issuer that is a Guarantor after the date of the indenture governing the notes from an Unrestricted Subsidiary of Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Issuer for such period; minus

(f)	the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture governing the notes;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Issuer) of, Equity Interests of Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Issuer or any Subsidiary Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Issuer to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, HoldCo, Issuer or any Restricted Subsidiary of Issuer held by any current or former officer, director or employee of Parent, HoldCo, Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

(6)	the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such

Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the exercise or exchange of stock options, warrants or other similar rights;

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Issuer or any Restricted Subsidiary of Issuer issued on or after November 3, 2006 in accordance with the Debt to Cash Flow Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	Permitted Payments to Parent;

(9)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent to the extent necessary to comply with law or to prevent the loss or secure the renewal or reinstatement of any FCC license held by Issuer or any of its Subsidiaries;

(10)	Restricted Investments in an amount equal to 100% of the aggregate amount of any Net Equity Proceeds, less the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(11)	other Restricted Payments in an aggregate amount not to exceed $75.0 million since November 3, 2006.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The determination of the Fair Market Value of any assets or securities that are required to be valued by this covenant will be delivered to the trustee if the Fair Market Value of such assets or securities exceeds $5.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Debt to Cash Flow Ratio for Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than (a) 7.0 to 1, if such occurrence or issuance is on or prior to March 31, 2008, (b) 6.5 to 1, if such incurrence of issuance is after March, 31 2008, but on or prior to March 31, 2009, or (c) 6.0 to 1, if such incurrence of issuance is after March 31, 2009, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by Issuer and any Subsidiary Guarantor of additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Issuer and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of (x) $1.7 billion and (y) 450% of Consolidated

Cash Flow of Issuer for the most recently ended four full fiscal quarters for which financial statements are available, in each case, less the aggregate amount of all Net Proceeds of Asset Sales applied by Issuer or any of its Restricted Subsidiaries since November 3, 2006 to repay any term Indebtedness under Credit Facilities or to repay any revolving credit Indebtedness under Credit Facilities and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” provided, however, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent that the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions of this covenant;

(2)	the incurrence by Issuer and its Restricted Subsidiaries of any Existing Indebtedness;

(3)

the incurrence by Issuer and the Subsidiary Guarantors of Indebtedness represented by $1.0 billion of the Issuer’s 9 1/4% Senior Notes due 2014 issued on November 3, 2006 pursuant to that certain indenture, dated November 3, 2006, among the Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., f.k.a. The Bank of New York Trust Company, N.A., as trustee (and the guarantees by the Guarantors of such notes) and all of the Issuer’s $1.0 billion 9 1/4% Senior Notes due 2014 issued in accordance with the certain Registration Rights Agreement, dated November 3, 2006, by and among the Issuer, the Guarantors named therein, and the Initial Purchasers named therein (and the guarantees by the Guarantors of such notes) and in exchange for the Issuer’s $1.0 billion 9 1/4% Senior Notes due 2014 issued on November 3, 2006;

(4)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $150.0 million and (b) 3.0% of Issuer’s Total Assets, at any time outstanding;

(5)	the incurrence by Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture governing the notes to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15) or (16) of this paragraph;

(6)	the incurrence by Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent, HoldCo, Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either Parent, HoldCo, Issuer or a Restricted Subsidiary of Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Issuer or any of its Restricted Subsidiaries of Hedging Obligations as required under the Credit Agreement or in the ordinary course of business;

(9)	the guarantee by Issuer or any of the Subsidiary Guarantors of Indebtedness of Issuer or a Restricted Subsidiary of Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or similar bonds or obligations in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(11)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	the Incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit required to be issued on behalf of Royal Street in accordance with the Royal Street Agreements or in connection with any Permitted Joint Venture Investment;

(13)	the Incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness for relocation or clearing obligations relating to Issuer’s or any of its Restricted Subsidiary’s FCC licenses in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50.0 million;

(14)	the Incurrence by Issuer or any of its Restricted Subsidiaries of Contribution Indebtedness;

(15)	the incurrence by Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Indebtedness) used to finance an acquisition or a merger with another Person, provided that, Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer or a Restricted Subsidiary), on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction; and

(16)	the incurrence by Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $75.0 million.

Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer solely by virtue of such Indebtedness being unsecured or by virtue of such Indebtedness being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture governing the notes will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion, amortization or payment is included in Consolidated Interest Expense of Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, unless the notes are equally and ratably secured (except that Liens securing Indebtedness that is contractually subordinated to the notes shall be expressly subordinate to any Lien securing the notes to at least the same extent that such Indebtedness is subordinate to the notes).

Dividend and Other Payment Restrictions Affecting Subsidiaries

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements or instruments governing Existing Indebtedness or Equity Interests and Credit Facilities as in effect on November 3, 2006 and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on November 3, 2006;

(2)	agreements or instruments governing Credit Facilities not in effect on November 3, 2006 so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of Issuer to pay dividends or make any other distributions or payments directly or indirectly to Issuer in an amount sufficient to permit Issuer to pay the principal of, or interest and premium and Liquidated Damages, if any, on the notes, or (b) the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than those contained in the indenture governing the notes;

(3)

(i) the indenture governing the notes, the notes and the Note Guarantees and (ii) that certain indenture, dated November 3, 2006, among the Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., f.k.a. The Bank of New York Trust Company, N.A., as trustee and the Issuer’s $1.0 billion 9 1/4% Senior Notes due 2014 and guarantees thereof issued thereunder;

(4)	applicable law, rule, regulation or order;

(5)	agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture governing the notes to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	any instrument governing any secured Indebtedness or Capital Lease Obligation that imposes restrictions on the assets securing such Indebtedness or the subject of such lease of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restrictions of the nature described in clauses (1) and/or (3) of the preceding paragraph on the Restricted Subsidiary pending the sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)	any agreement or instrument with respect to Indebtedness incurred, or preferred stock issued, by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or preferred stock (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect Issuer’s ability to pay all principal, interest and premium and Liquidated Damages, if any, on the notes, as determined in good faith by the Board of Directors of Issuer, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the holders of the notes than is customary in comparable financings.

Merger, Consolidation or Sale of Assets

Issuer will not: (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person immediately causes a Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to be added as a co-issuer of the notes under the indenture governing the notes;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Issuer under the notes, the indenture governing the notes and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Issuer or the Person formed by or surviving any such consolidation or merger (if other than Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of Issuer immediately prior to such transaction.

In addition, Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Upon any merger or consolidation, or any sale, transfer, assignment, conveyance or other disposition of all or substantially all of the properties or assets of Issuer and its Restricted Subsidiaries in accordance with the first paragraph of this covenant, the successor person formed by the consolidation or into which Issuer is merged or to which the sale, transfer, assignment, conveyance or other disposition is made, will succeed to and be substituted for Issuer, and may exercise every right and power of Issuer under the indenture governing the notes with the same effect as if the successor had been named as Issuer therein. When the successor assumes all of Issuer’s obligations under the indenture governing the notes, Issuer will be discharged from those obligations.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	a merger of Issuer with an Affiliate solely for the purpose of reincorporating Issuer in another jurisdiction; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Issuer and its Restricted Subsidiaries.

Transactions with Affiliates

Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	Issuer delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, agreement or plan relating to employee or officer compensation, officer or director indemnification agreement or any similar arrangement entered into by Issuer or any of its Restricted Subsidiaries existing on November 3, 2006, or entered into thereafter in the ordinary course of business, and any indemnitees or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements and payments pursuant thereto;

(2)	transactions between or among Parent, HoldCo, Issuer and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Issuer) that is an Affiliate of Issuer solely because Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors’ fees;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Issuer to, or receipt of any capital contribution from, any Affiliate of Issuer;

(6)	transactions with Royal Street in accordance with the applicable Royal Street Agreements and transactions in connection with any Permitted Joint Venture Investment;

(7)	any Permitted Investments or Restricted Payments that do not violate the provisions of the indenture governing the notes described above under the caption “—Restricted Payments;” and

(8)	any contracts, agreements or understandings existing as of November 3, 2006 and disclosed in the notes to the consolidated financial statements of Issuer for the year ended December 31, 2005 or for the nine months ended September 30, 2006, and any amendments to or replacements of such contracts, agreements or understandings so long as any such amendment or replacement, taken as a whole, is not more disadvantageous to Issuer or to the holders of the notes in any material respect than the original agreement as in effect on November 3, 2006.

Business Activities

Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If (a) Issuer or any of Issuer’s Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture governing the notes or (b) any Subsidiary of Parent (other than Issuer) guarantees any Credit Facility of Issuer after the date of the indenture governing the notes, then that newly acquired or created Domestic Restricted Subsidiary or Subsidiary of Parent will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 10 business days after the date on which it was acquired or created or guarantees such Credit Facility, as applicable.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture governing the notes and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Issuer will be in default of such covenant. The Board of Directors of Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture governing the notes or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Parent will furnish to the holders of exchange notes or cause the trustee to furnish to the holders of exchange notes:

(1)	within 45 days after the end of a quarterly period and within 90 days after the end of Parent’s fiscal year, all Quarterly and Annual Reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports; and

(2)	within the time periods specified in the SEC’s rules and regulations, all Current Reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if neither Parent nor Issuer is required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall include only the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included in this prospectus. Each Annual Report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, Parent will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website or on intralinks.com within those time periods.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Parent will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Parent will not take any action at the SEC for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Parent’s filings for any reason, Parent will post the reports referred to in the preceding paragraphs on its website or on intralinks.com within the time periods that would apply if Parent were required to file those reports with the SEC.

If (i) Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries or (ii) the combined operations of Parent and its Subsidiaries, excluding the operations of Issuer and its Restricted Subsidiaries and excluding cash and cash equivalents, would, if held by a single Unrestricted Subsidiary of Issuer, constitute a Significant Subsidiary of Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of (A) in the case of (i) above, the financial condition and results of operations of Parent, HoldCo, Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Issuer and (B) in the case of (ii) above, the financial condition and results of operations of Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent and its other Subsidiaries; provided however, that the requirements of this paragraph shall not apply if Parent files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.

In addition, Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Issuer or any of its Restricted Subsidiaries for 30 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control” or “—Repurchase at the Option of Holders—Asset Sales” (in each case other than a failure to purchase notes which will constitute an Event of Default under clause (2) above), or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by Issuer or any of its Restricted Subsidiaries for 60 days after notice to Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture governing the notes;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture governing the notes, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6)	failure by Issuer or any of its Restricted Subsidiaries to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)	except as permitted by the indenture governing the notes, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)	certain events of bankruptcy or insolvency described in the indenture governing the notes with respect to Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Issuer, any Restricted Subsidiary of Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable laws. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.

Subject to the provisions of the indenture governing the notes relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture governing the notes at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture governing the notes or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture governing the notes except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuer with the intention of avoiding payment of the premium that Issuer would have had to pay if Issuer then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture governing the notes, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture governing the notes. Upon becoming aware of any Default or Event of Default, Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture governing the notes, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture governing the notes.

In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to the provisions of the indenture governing the notes described above under “—Repurchase at the Option of Holders” and under “—Certain Covenants (other than the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below) and the limitation imposed by clause (4) under “—Certain Covenants—Merger, Consolidation or Sale of Assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs in accordance with indenture governing the notes, the Events of Default described under clauses (3) through (6) under the caption “—Events of Default and Remedies” and the Event of Default described under clause (8) under the caption “—Events of Default and Remedies” (but only with respect to Subsidiaries of Issuer), in each case, will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture governing the notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture governing the notes) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6)	Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others;

(7)	Issuer must deliver to the trustee an officers’ certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)	Issuer must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph, as applicable, have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture governing the notes or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of such indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture governing the notes relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture governing the notes, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement the indenture governing the notes, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4)	to effect the release of a Guarantor from its Note Guarantee and the termination of such Note Guarantee, all in accordance with the provisions of the indenture governing the notes that govern such release and termination;

(5)	to add any Subsidiary Guarantee or to secure the notes or any Subsidiary Guarantee;

(6)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture governing such notes of any such holder;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture governing the notes under the Trust Indenture Act;

(8)	to conform the text of the indenture governing the notes, the Note Guarantees or the notes to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of such indenture, the Note Guarantees or the notes;

(9)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture governing the notes as of the date of such indenture; or

(10)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

The consent of the holders of the notes is not necessary under the indenture governing the notes to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Satisfaction and Discharge

The indenture governing the notes will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)	such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture governing the notes) to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(4)	Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture governing the notes; and

(5)	Issuer has delivered irrevocable instructions to the trustee under the indenture governing the notes to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In addition, Issuer must deliver to the trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the opinion of counsel with respect to clause (3) above may be to the knowledge of such counsel.

Governing Law

The indenture governing the notes, the notes and the Note Guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of Issuer or any Guarantor, the indenture governing the notes limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee (if the indenture governing the notes has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture governing the notes provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture governing the notes at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this offering circular may obtain a copy of the indenture governing the notes and registration rights agreement without charge by writing to MetroPCS Communications, Inc., 2250 Lakeside Blvd., Richardson, Texas 75082, Attention: Vice President and Treasurer.

Book-entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form (“Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of such notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them without notice. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Issuer that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture governing the notes, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Issuer that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time without notice. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary within 120 days after the date of such notice; or

(2)	Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there had occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon 30 days prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Issuer will make payments in respect of the exchange notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The exchange notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture governing the notes. Reference is made to such indenture for the full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but does not include Indebtedness owed or outstanding to Issuer or any Guarantor; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but does not include Indebtedness owed or outstanding to Issuer or any Guarantor.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at November 1, 2010, (such redemption price being set forth in the table appearing above under the caption

“—Optional Redemption”) plus (ii) all required interest payments due on the note through November 1, 2010, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note, if greater.

“Asset Acquisition” means:

(1)	an Investment by Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Issuer or any of its Restricted Subsidiaries but only if (x) such Person’s primary business constitutes a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such Investment, or

(2)	an acquisition by Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than Issuer or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only (x) if the property and assets so acquired constitute a Permitted Business and (y) the financial condition and results of operations of such Person are not already consolidated with those of Issuer and its Restricted Subsidiaries immediately prior to such acquisition.

“Asset Disposition” means the sale or other disposition by Issuer or any of its Restricted Subsidiaries other than to Issuer or another Restricted Subsidiary of (1) all or substantially all of the Capital Stock owned by Issuer or any of its Restricted Subsidiaries of any Restricted Subsidiary or any Person that is a Permitted Joint Venture Investment or (2) all or substantially all of the assets that constitute a division, operating unit or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture governing the notes as described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among Issuer and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of Issuer to Issuer or to a Restricted Subsidiary of Issuer;

(4)	the sale, lease, sub-lease or other disposition of (a) assets, products, services or accounts receivable in the ordinary course of business, (b) equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets, or (c) any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the indenture governing the notes;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(8)	arms-length sales, leases or sub-leases (as lessor or sublessor), sale and leasebacks, assignments, conveyances, transfers or other dispositions of assets or rights to Royal Street in accordance with the applicable Royal Street Agreements or to a Person that is a Permitted Joint Venture Investment;

(9)	licenses and sales of intellectual property in the ordinary course of business; or

(10)	a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Auction 58” means the public auction for advanced wireless services licenses held by the FCC pursuant to the procedures outlined in FCC Report No. AUC-04-58-C.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	demand deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or agency or instrumentality thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than one year after the date of acquisition;

(7)	auction rate securities rated “AAA” by S&P or Moody’s and with reset dates of one year or less from the time of purchase; and

(8)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of Issuer;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Issuer, measured by voting power rather than number of shares;

(4)	Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5)	the first day more than 90 days after an initial public offering of Issuer or any direct or indirect parent of Issuer on which a majority of the members of the Board of Directors of Parent are not Continuing Directors; or

(6)	the first date on which Parent ceases to own, directly or indirectly, a majority of the outstanding Equity Interests of Issuer.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(5)	any after-tax extraordinary, nonrecurring (to include customary fees and expenses related to the incurrence of Indebtedness or the issuance of any Capital Stock) or unusual gains or losses, or income or expenses or charges, provided that with respect to each item of gain, loss, income, expense or charge, Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such loss, expense or charge and stating that such item of gain, loss, income, expense or charge is after-tax extraordinary, nonrecurring or unusual; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of without duplication

(1)	the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2)	the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4)	the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3)	the cumulative effect of a change in accounting principles will be excluded; and

(4)	notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to any specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1)	was a member of such Board of Directors on the date 90 days after an initial public offering of the Capital Stock of Issuer or any direct or indirect parent of Issuer; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Indebtedness” means, Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks, other institutional lenders or investors or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

For purposes of making the computation referred to above:

(1)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any Asset Disposition) that occur during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;

(2)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Issuer or has been merged with or into Issuer or any Restricted Subsidiary during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such four-quarter period;

(3)	to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above) prior to the date on which the Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5)	any Person that is a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(6)	any Person that is not a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture governing the notes will be the maximum amount that Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or any such Restricted Subsidiary that guarantees or otherwise provides direct credit support for any Indebtedness of Issuer.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on November 3, 2006, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith, in the case of amounts under $10.0 million, by a financial officer of Issuer, in the case of amounts over $10.0 million but equal to or less than $50.0 million, by the Board of Directors of Issuer (unless otherwise provided in the indenture governing the notes) and, in the case of amounts over $50.0 million, by the Board of Directors of Parent whose determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of recognized standing.

“FCC” means the United States Federal Communications Commission and any successor agency which is responsible for regulating the United States telecommunications industry.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	Parent;

(2)	HoldCo;

(3)	Issuer’s direct and indirect Restricted Subsidiaries existing on the date of the indenture governing the notes, and

(4)	any other Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the indenture governing the notes either (a) as required pursuant to the covenant described above under the caption “—Certain Covenants—Additional Note Guarantees” or (b) because Parent, in its sole discretion, causes such Subsidiary to do so, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture governing the notes.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Issuer or any Restricted Subsidiary of Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Issuer, Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Issuer or any Subsidiary of Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture governing the notes, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Equity Proceeds” means the net cash proceeds received by Issuer since November 3, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Issuer (other than Disqualified Stock)

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock accretion or dividends, excluding however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) legal, accounting and investment banking fees, sales commissions, employee severance costs, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (d) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Issuer or any of its Restricted Subsidiaries to

declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer or any of its Restricted Securities.

“Note Guarantee” means the Guarantee by each Guarantor of Issuer’s obligations under the indenture governing the notes and the notes, executed pursuant to the provisions of such indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means those businesses in which Issuer and its Subsidiaries are engaged on November 3, 2006, or any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.

“Permitted Investments” means:

(1)	any Investment in Issuer or in any Restricted Subsidiary of Issuer that is a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Issuer or any Restricted Subsidiary of Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Issuer; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary of Issuer;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Issuer;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of Issuer or any Restricted Subsidiary of Issuer in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9)

repurchases of the (i) notes or (ii) any of the Issuer’s existing 9 1/4% senior notes issued pursuant to that certain indenture, dated November 3, 2006, among the Issuer the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., f.k.a. The Bank of New York Trust Company, N.A., as trustee;

(10)	advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of Issuer or any of its Restricted Subsidiaries;

(11)	Investments existing on November 3, 2006;

(12)	the acquisition by Issuer or any of its Restricted Subsidiaries of Equity Interests of Royal Street;

(13)	Investments in Royal Street represented by the Royal Street Loan or Investments required or contemplated by the Royal Street Agreements in the geographic markets covered by the assets purchased by Royal Street in Auction 58; and

(14)	(a)Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of Issuer (excluding any Person that is an Affiliate of Issuer solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests of such Person), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 10% of Issuer’s Total Assets on the date such Investment is made.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.

“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business (a) (i) over which the specified Person has or controls 40% or more of the votes on the management committee or board of directors of such other Person, (ii) with which such specified Person is party to an FCC approved services agreement pursuant to which such specified Person actively participates in the day-to-day management of such other Person, or (iii) over which the specified Person otherwise has operational and managerial control of such other Person, and (b) of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means:

(1)	Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (16) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	Liens in favor of Issuer or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Issuer or the Subsidiary;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary of Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	bankers’ Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets (including the proceeds thereof, accessions thereto and upgrades thereof) acquired with or financed by such Indebtedness;

(7)	Liens existing on November 3, 2006;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12)

Liens created for the benefit of (or to secure) (i) the notes (or the Note Guarantees) or (ii) any of the Issuer’s existing 9 1/4% senior notes issued pursuant to that certain indenture, dated November 3, 2006, among the Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., f.k.a. The Bank of New York Trust Company, N.A., as trustee (and the guarantees by the Guarantors of such notes);

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture governing the notes; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)	Liens contained in purchase and sale agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby;

(15)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16)	Liens in favor of the trustee as provided for in the indenture governing the notes on money or property held or collected by the trustee in its capacity as trustee;

(17)	Liens on cash or Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of (x) C9 Wireless, LLC in accordance with the Royal Street Agreements or (y) any Person that controls a Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Permitted Joint Venture Investment;

(18)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto); and

(19)	Liens with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)	payments to Parent (directly or through HoldCo) to permit Parent to pay reasonable accounting, legal, investment banking fees and administrative expenses of the Parent when due; and

(2)	for so long as Issuer is a member of a group filing a consolidated or combined tax return with Parent, payments to the Parent (directly or through HoldCo) in respect of an allocable portion of the tax liabilities of such group that is attributable to Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Issuer would owe if Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority. Any Tax Payments received from Issuer shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to Issuer.

“Permitted Refinancing Indebtedness” means any Indebtedness of Issuer or any of its Restricted Subsidiaries, any Disqualified Stock of Issuer or any preferred stock of any Restricted Subsidiary issued (a) in exchange for, or the net proceeds of which are used to, extend the maturity, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of Issuer any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of Issuer or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of Issuer or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1)	the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2)	if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1)	such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2)	if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated in right of payment to the notes, such Indebtedness, Disqualified Stock or preferred stock is contractually subordinated in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3)	such Indebtedness or Disqualified Stock is incurred or issued by Issuer or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means any direct or indirect Beneficial Owner of Issuer or any of its Subsidiaries on November 3, 2006.

“Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)	any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Royal Street” means Royal Street Communications, LLC, a Delaware limited liability company.

“Royal Street Agreements” means the Royal Street Credit Agreement, the Royal Street Equipment and Facilities Lease Agreement, the Royal Street Letter of Credit Agreement, the Royal Street LLC Agreement, the Royal Street Pledge Agreement, the Royal Street Promissory Note, the Royal Street Security Agreement and the Royal Street Services Agreement.

“Royal Street Credit Agreement” means the Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006 so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on November 3, 2006.

“Royal Street Equipment and Facilities Lease Agreement” means the Master Equipment and Facilities Lease Agreement executed as of May 17, 2006, by and between Royal Street and Issuer, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“Royal Street Letter of Credit Agreement” means the Letter of Credit Agreement, dated November 24, 2004, by GWI PCS1, Inc. to and for the benefit of C9 Wireless II, LLC, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“Royal Street LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Royal Street, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and Issuer, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“Royal Street Loan” means the aggregate amount of loans by Issuer to Royal Street in order to fund the purchase by Royal Street of wireless spectrum in Auction 58 and the build-out of the Royal Street systems and the operations of Royal Street, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“Royal Street Pledge Agreement” means the Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006 so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on November 3, 2006.

“Royal Street Promissory Note” means the Amended and Restated Promissory Note, executed on December 15, 2005 as of December 22, 2004, by Royal Street to the order of Issuer, as amended from time to time, as in effect November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“Royal Street Security Agreement” means the Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect on November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006 so long as such amendment, supplement or modification does not materially adversely affect the Liens granted to Issuer or any Subsidiary Guarantor pursuant to the Royal Street Credit Agreement, the Royal Street Security Agreement or Royal Street Pledge Agreement, each as in effect on November 3, 2006.

“Royal Street Services Agreement” means the Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between Royal Street and Issuer, as amended from time to time, as in effect November 3, 2006, and as amended, supplemented or modified from time to time after November 3, 2006.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on November 3, 2006.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture governing the notes, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of Issuer.

“Total Assets” means the total assets of a Person as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve

Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2010; provided, however, that if the period from the redemption date to November 1, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officer’s certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of Issuer that is designated by the Board of Directors of Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Issuer or any Restricted Subsidiary of Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(3)	is a Person with respect to which neither Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the exchange of original notes for exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is limited to persons that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the discussion pertaining to the tax treatment of holding and disposing of the exchange notes is limited to exchange notes received pursuant to the exchange offer in exchange for original notes purchased for cash at the original issue for the original issue price. The following does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or the U.S. federal gift or estate tax, except as otherwise provided.

This discussion contains general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. For example, this discussion does not address the U.S. federal income tax consequences to holders of notes that are subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or foreign currency;

•	tax-exempt entities;

•	banks, thrifts, insurance companies, and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that hold the notes as part of a “straddle,” a “hedge” against currency risk or a “conversion transaction”;

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar;

•	holders subject to the alternative minimum tax;

•	pass-through entities (e.g., partnerships and grantor trusts) and simple trusts and investors who hold the notes through such entities; and

•	certain former citizens or residents of the United States.

This discussion is based upon the Code, regulations of the Treasury Department, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions, as of the date of this exchange offer, all of which are subject to change (possibly with retroactive effect). We have not sought and will not seek any rulings or opinions from the IRS or counsel regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer and the ownership or disposition of the exchange notes that are different from those discussed below.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF EXCHANGING YOUR ORIGINAL NOTES FOR EXCHANGE NOTES AND OF HOLDING OR DISPOSING OF THE ORIGINAL NOTES OR THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

In the case of a holder of the notes that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, then you should consult your own tax advisor.

Exchange of Original Notes for Exchange Notes

The exchange of original notes for exchange notes pursuant to the exchange offer should not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, for U.S. federal income tax purposes:

•	you should not recognize gain or loss upon receipt of exchange notes for original notes pursuant to the exchange offer;

•	your adjusted tax basis in the exchange notes you receive pursuant to the exchange offer should equal your adjusted tax basis in the original notes exchanged therefor; and

•	your holding period for the exchange notes you receive pursuant to the exchange offer should include your holding period for the original notes exchanged therefor.

Tax Treatment of Exchange Notes

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a “U.S. holder,” which means a beneficial owner of an exchange note that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) that has a valid election in place under applicable Treasury regulations to be treated as a United States person.

Certain U.S. federal income tax consequences relevant to a beneficial owner of exchange notes other than a U.S. holder are discussed separately below.

Stated Interest and Original Issue Discount. Each exchange note should be treated as a continuation of the original note exchanged therefor for purposes of (1) the inclusion of stated interest into income and (2) the original issue discount (“OID”) rules of the Code and the Treasury regulations promulgated thereunder. Stated interest on an exchange note will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. Thus, if you are on the accrual method of accounting for U.S. federal income tax purposes, stated interest on an exchange note will be taxable to you as ordinary income at the time it accrues (or at the time it accrued with respect to the original note exchanged therefor). If you are on the cash method of accounting for U.S. federal income tax purposes, stated interest on an exchange note will be taxable to you as ordinary income at the time it is received.

Each exchange note should be treated as having been issued with OID in the same amount as the OID on the original note exchanged therefor. The amount of OID on the original notes equals the excess of their “Redemption Price” over their “Issue Price.” The “Redemption Price” is equal to the face amount of the original notes. The “Issue Price” of the original notes is the first price at which a substantial amount of such notes were sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

You generally must include in income for each taxable year the daily portion of OID that accrues during such year while you hold the notes (including the purchase date of the original notes and excluding the disposition date of the exchange notes). The OID on the exchange notes will accrue daily on the same schedule and in the same amounts as the OID on the original notes exchanged therefor would have accrued if such original notes had not been so exchanged. OID on the original notes accrues daily on a constant yield basis over their term. You can determine the daily portion with respect to the original notes by allocating to each day in any accrual period (generally, each six-month period corresponding to the interval between payments of stated interest or, in the case of the initial period of the original notes, the shorter period from the issue date) a pro rata portion of the OID allocable to that accrual period. The amount of OID allocable to any accrual period is equal to:

(1)	the product of (i) the “adjusted issue price” (as defined below) of the original notes as of the beginning of the accrual period and (ii) their yield to maturity (determined on the basis of semi-annual compounding and properly adjusted for the length of such accrual period); minus

(2)	the amount of stated interest allocable to the accrual period.

The “adjusted issue price” of the original notes at the beginning of an accrual period is equal their Issue Price, increased by the aggregate amount of OID that has accrued on the original notes in all prior accrual periods, and decreased by all payments (excluding stated interest payments) made during all prior accrual periods.

We will report to each U.S. holder and to the IRS for each calendar year the amount of OID attributable to the exchange notes while held by such exchange noteholder for such year.

Under certain circumstances, we may be required or entitled to redeem all or a portion of the exchange notes. The Treasury regulations contain special rules for determining the payment schedule and yield to maturity of a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. We do not intend to treat the possibility of our redemption of the exchange notes as affecting the determination of the yield to maturity of the exchange notes or otherwise affecting the accrual of original issue discount.

Market Discount, Amortizable Bond Premium and Acquisition Premium. If you purchased your original notes at a price other than their Issue Price, the market discount, amortizable bond premium or acquisition premium rules may apply to your exchange notes. You should consult your tax advisor regarding this possibility.

Sale or Other Taxable Disposition of the Exchange Notes. You will generally recognize capital gain or loss on the sale, redemption, retirement or other taxable disposition of an exchange note in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of property received on such disposition (excluding any amounts attributable to accrued but unpaid interest, which will generally be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income), and (ii) your adjusted tax basis in the exchange note. Your adjusted tax basis in your exchange note should generally be equal to the cost of the original note you exchanged therefor increased by the cumulative amount of OID (with respect to the exchange note and the original note exchanged therefor) includible in your taxable income through the date of disposition under the rules discussed above, and reduced by any payments (excluding stated interest) received by you with respect to the exchange note and the original note exchanged therefor through the date of disposition.

Any such capital gain or loss on a taxable disposition of an exchange note as described in the foregoing paragraph will generally be long-term capital gain or loss if your holding period with respect to such exchange note is more than one year. Your holding period for the exchange notes you receive pursuant to the exchange offer should include your holding period for the original notes exchanged therefor. Long-term capital gain recognized by non-corporate U.S. holders is generally eligible for reduced rates of taxation. Your ability to deduct capital losses is subject to certain limitations.

Information Reporting and Backup Withholding. U.S. holders of exchange notes may be subject, under certain circumstances, to information reporting and backup withholding on payments of interest, OID and principal on, and on the gross proceeds from dispositions of, exchange notes. If you are a U.S. holder, backup withholding applies only if you:

•	fail to furnish timely your social security or other taxpayer identification number after a request for such information;

•	furnish an incorrect taxpayer identification number;

•	have been notified by the IRS that you are subject to backup withholding for failure to report properly interest or dividends; or

•

fail, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is your correct number and that you are not subject to backup withholding;

and you fail to otherwise establish your entitlement to an exemption from backup withholding.

Any amount withheld from a payment under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining and establishing such exemption.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of an exchange note that is not a U.S. holder, a simple trust, or a partnership or other pass-through entity for U.S. federal income tax purposes (a “non-U.S. holder”).

Interest and OID on the Exchange Notes. Subject to the discussion of backup withholding below, if you are a non-U.S. holder, interest and OID on your exchange note will generally not be subject to U.S. federal income or withholding tax, provided that such interest and OID is not effectively connected with your conduct of a trade or business in the United States (or, in the case of an applicable treaty, not attributable to a permanent establishment in the United States maintained by you), and the following requirements are met:

•	you are not:

•	an actual or constructive owner of 10% or more of the total voting power of all of our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	we or our paying agent receives:

•

from you, a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) which provides your name and address and certifies that you are a non-U.S. person, under penalties of perjury; or

•

from a security clearing organization, bank or other financial institution that holds the exchange notes in the ordinary course of its trade or business (a “financial institution”) on your behalf, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from you, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) is furnished to the payor.

If you cannot satisfy the foregoing requirements, payments of interest and OID on the exchange notes will generally be subject to 30% U.S. withholding tax unless you provide us or our agent with a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty, or (ii) IRS Form W-8ECI stating that interest paid on an exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If interest and OID on an exchange note is effectively connected with your conduct of a trade or business in the United States (or, in the case of an applicable treaty, attributable to a permanent establishment in the United States maintained by you), such interest and OID will generally be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons (and, if you are a corporate non-U.S. holder, may also be subject to a 30% branch profits tax, or lower rate provided by a tax treaty).

The Obama Administration has recently proposed to (i) limit the ability of investors to claim an exemption from U.S. withholding tax through a foreign intermediary that is not a “qualified intermediary” (a “nonqualified intermediary”), (ii) require a withholding agent to withhold tax at a rate of 20% on gross proceeds from the sale of securities under certain circumstances when paid to a nonqualified intermediary that is located in a jurisdiction with which the United States does not have a comprehensive income tax treaty that includes a satisfactory exchange of information program, and (iii) limit the ability of certain foreign entities to claim relief from U.S. withholding tax unless those entities provide documentation of their beneficial owners to the withholding agent. It is unclear whether, or in what form, these proposals will be enacted. Holders of notes are encouraged to consult with their tax advisers regarding the possible implications of the Administration’s proposals on their investment in the notes.

You should consult your tax advisor about any applicable income tax treaties which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale or Other Taxable Disposition of Exchange Notes. Subject to the discussion of backup withholding below, if you are a non-U.S. holder, any gain you realize on the sale, redemption, retirement or other taxable disposition of an exchange note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with your conduct of a trade or business within the United States (or, in the case of an applicable treaty, attributable to a permanent establishment in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Information Reporting and Backup Withholding. In general, if you are a non-U.S. holder, interest and OID in respect of the exchange notes will be reported to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which you reside.

Treasury regulations provide that the U.S. federal backup withholding tax will not apply to interest and OID with respect to which either the requisite certification that you are not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the exchange notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possibly backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, and the broker does not have actual knowledge, or reason to know, that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the exchange notes to or through a non-U.S. office of a non-U.S. broker will generally not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the exchange notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, Treasury regulations require information reporting (but generally not backup withholding) on the payment unless the broker has documentary evidence in its files that you are a non-U.S. holder and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, provided that the requisite information is timely provided to the IRS.

Federal Estate Tax. Unless otherwise provided in an estate tax treaty, an exchange note held or treated as held by an individual who is a non-U.S. holder at the time of his or her death will generally not be subject to U.S. federal estate tax, provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all of our voting stock and (ii) income on the exchange note was not effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date of the completion of the exchange offer to which this prospectus relates for up to 180 days following completion of the exchange offer, we will make this prospectus available to any broker dealer for use in connection with any such resale. In addition, until [            ] ([90] days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from the exchange of original notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the exchange notes or a combination of such methods of resale,

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangements or understandings with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus at no charge and any amendment or supplement to this prospectus to any broker dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the validity of the subsidiary guarantees offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the MetroPCS Communications, Inc. (the Company) Current Report on Form 8-K dated June 9, 2009, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the Company’s change in their method of accounting for fair value measurements of financial assets and liabilities as of January 1, 2008 and a change in their method of accounting for income taxes as of January 1, 2007, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our certificate of incorporation. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

The indemnification and advancement of expenses described above:

•

shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

•	shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent; and

•	shall inure to the benefit of the heirs, executors and administrators of such a person.

Our certificate of incorporation also provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit.

Any repeal or modification of the provisions of our certificate of incorporation governing indemnification or limitation of liability shall be prospective only, and shall not adversely affect:

•

any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts; or

•	any limitation on the personal liability of a director existing at the time of such repeal or modification.

We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

We maintain director and officer liability insurance to insure each person who was, is, or will be, our director or officer against specified losses and wrongful acts of such director or officer in his or her capacity as such, including breaches of duty and trust, neglect, error and misstatement. In accordance with the director and officer insurance policy, each insured party will be entitled to receive advances of specified defense costs.

ITEM 21.	Exhibits and Financial Statement Schedules.

(a)    The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description
2.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

2.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

3.1	Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(a)	Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(b)	Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).

3.2(c)	Amendment No. 2 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on November 13, 2008, and incorporated by reference herein).

3.3	MetroPCS Communications, Inc. Revised Code of Ethics. (Filed as Exhibit 14.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on February 8, 2008, and incorporated by reference herein).

4.1	Form of Certificate of MetroPCS Communications, Inc. Common Stock. (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).

4.2	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).

5.1*	Opinion of Baker Botts L.L.P.

10.1	Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (Filed as Exhibit 10.1(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.2(a)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(d) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.2(b)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(e) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.2(c)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(f) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.3	Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 11, 2007, and incorporated by reference herein).

10.4	Form of Officer and Director Indemnification Agreement (Filed as Exhibit 10.4 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(b) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(c)	Amendment No. 2 to the General Purchase Agreement, effective as of November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(c) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(d)	Amendment No. 3 to the General Purchase Agreement, effective as of December 3, 2007, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.4(d) to MetroPCS Communications, Inc’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.6	Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.6 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.7(a)	Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.7 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.7(b)	Second Amendment to the Second Amended and Restated Credit Agreement, entered into as of August 29, 2007, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.18 to MetroPCS Communications, Inc.’s Registration Statement on Form S-4/A, Amendment No. 1 (SEC File No. 333-142955), filed on October 2, 2007, and incorporated by reference herein).

10.7(c)	Third Amendment to the Second Amended and Restated Credit Agreement, entered into as of April 2, 2008, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on August 8, 2008, and incorporated by reference herein).

10.7(d)	Fourth Amendment to the Second Amended and Restated Credit Agreement, entered into as of June 12, 2008, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on August 8, 2008, and incorporated by reference herein).

10.7(e)	Fifth Amendment to the Second Amended and Restated Credit Agreement, entered into as of February 17, 2009, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.7(e) to MetroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on March 2, 2009, and incorporated by reference herein).

10.8	Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.8 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.9	Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.9 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.10	Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.10 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.11	Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.11 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.12	Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.13	Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.13 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.14	Registration Rights Agreement, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.14 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(a)	Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(b)	Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(c)	Supplemental Indenture, dated as of December 11, 2007, between the Guaranteeing Subsidiary as defined therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein. (Filed as Exhibit 10.14(c) to MetroPCS Communications, Inc’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.16	Purchase Agreement, dated May 31, 2007, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K filed on June 6, 2007, and incorporated by reference herein).

10.17	Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 11, 2007, and incorporated by reference herein).

10.18	Managed Services Agreement, entered into on September 15, 2008 and effective as of April 8, 2008, by and between MetroPCS Wireless, Inc. and Amdocs Software Systems Limited and Amdocs, Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on November 10, 2008, and incorporated by reference herein).

10.19	Purchase Agreement, dated as of January 14, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc. (Filed as Exhibit 1.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.20	Indenture, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.21	Registration Rights Agreement, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.22	Second Amended and Restated Non-Employee Director Remuneration Plan (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q, filed on May 11, 2009, and incorporated by reference herein).

10.23	Form of Officer Cash Performance Award Agreement (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q, filed on May 11, 2009, and incorporated by reference herein).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Registrant (Filed as Exhibit 21.1 to MeroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on March 2, 2009 and incorporated by reference herein).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney, pursuant to which amendments to this Form S-4 may be filed, is included on the signature page contained in Part II of this Form S-4.

24.2*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Clients.

99.4*	Form of Letter to Depository Trust Company Participants.

*	Filed herewith.

(b)	Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the exchange notes thereto or elsewhere herein.

ITEM 22. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) [and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement]; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by a person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c)    The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS WIRELESS, INC.

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer and Director
(Principal Executive Officer)

/S/ J. BRAXTON CARTER
J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS COMMUNICATIONS, INC.

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST	/S/ J. BRAXTON CARTER
Roger D. Linquist President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	J. Braxton Carter Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY	/S/ RICHARD A. ANDERSON
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	Richard A. Anderson Director

/S/ W. MICHAEL BARNES*	/S/ JACK F. CALLAHAN, JR.
W. Michael Barnes Director	Jack F. Callahan, Jr. Director

/S/ C. KEVIN LANDRY
C. Kevin Landry Director	Arthur C. Patterson Director

James N. Perry, Jr. Director

*	executed by J. Braxton Carter, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS, INC.

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ J. BRAXTON CARTER
J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS AWS, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer and Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER
J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS CALIFORNIA, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER
J. Braxton Carter Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY
Christine B. Kornegay Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS FLORIDA, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS GEORGIA, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS MICHIGAN, INC.

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Director
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS TEXAS, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS 700 MHZ, LLC.

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS MASSACHUSETTS, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS NEVADA, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS NEW YORK, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2009.

METROPCS PENNSYLVANIA, LLC

By:	/S/ ROGER D. LINQUIST
Roger D. Linquist
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 19, 2009.

/S/ ROGER D. LINQUIST Roger D. Linquist
President and Chief Executive Officer and
Sole Manager
(Principal Executive Officer)

/S/ J. BRAXTON CARTER J. Braxton Carter
Executive Vice President, Chief
Financial Officer and Director
(Principal Financial Officer)

/S/ CHRISTINE B. KORNEGAY Christine B. Kornegay
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(a) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

2.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc. (Filed as Exhibit 2.1(b) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

3.1	Third Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(a)	Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

3.2(b)	Amendment No. 1 to Third Amended and Restated Bylaws of MetroPCS Communications (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 28, 2007, and incorporated by reference herein).

3.2(c)	Amendment No. 2 to the Third Amended and Restated Bylaws of MetroPCS Communications, Inc. (Filed as Exhibit 3.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on November 13, 2008, and incorporated by reference herein).

3.3	MetroPCS Communications, Inc. Revised Code of Ethics. (Filed as Exhibit 14.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on February 8, 2008, and incorporated by reference herein).

4.1	Form of Certificate of MetroPCS Communications, Inc. Common Stock. (Filed as Exhibit 4.1 to Amendment No. 4 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 3, 2007, and incorporated by reference herein).

4.2	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Filed as Exhibit 4.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on March 30, 2007, and incorporated by reference herein).

5.1*	Opinion of Baker Botts L.L.P.

10.1	Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (Filed as Exhibit 10.1(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.2(a)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(d) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.2(b)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(e) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.2(c)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (Filed as Exhibit 10.1(f) to MetroPCS Communications, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-139793), filed on January 4, 2007, and incorporated by reference herein).

10.3	Registration Rights Agreement, effective as of April 24, 2007, by and among MetroPCS Communications, Inc. and the stockholders listed therein. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on April 11, 2007, and incorporated by reference herein).

10.4	Form of Officer and Director Indemnification Agreement (Filed as Exhibit 10.4 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(a) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(b) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(c)	Amendment No. 2 to the General Purchase Agreement, effective as of November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.5(c) to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.5(d)	Amendment No. 3 to the General Purchase Agreement, effective as of December 3, 2007, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc. (Filed as Exhibit 10.4(d) to MetroPCS Communications, Inc’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.6	Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.6 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.7(a)	Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.7 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.7(b)	Second Amendment to the Second Amended and Restated Credit Agreement, entered into as of August 29, 2007, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.18 to MetroPCS Communications, Inc.’s Registration Statement on Form S-4/A, Amendment No. 1 (SEC File No. 333-142955), filed on October 2, 2007, and incorporated by reference herein).

10.7(c)	Third Amendment to the Second Amended and Restated Credit Agreement, entered into as of April 2, 2008, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on August 8, 2008, and incorporated by reference herein).

10.7(d)	Fourth Amendment to the Second Amended and Restated Credit Agreement, entered into as of June 12, 2008, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on August 8, 2008, and incorporated by reference herein).

10.7(e)	Fifth Amendment to the Second Amended and Restated Credit Agreement, entered into as of February 17, 2009, by and between Royal Street Communications, LLC, Royal Street Communications California, LLC, Royal Street BTA 262, LLC, Royal Street Communications Florida, LLC, Royal Street BTA 159, LLC, Royal Street BTA 212, LLC, Royal Street BTA 239, LLC, Royal Street BTA 289, LLC and Royal Street BTA 336, LLC and MetroPCS Wireless, Inc. (Filed as Exhibit 10.7(e) to MetroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on March 2, 2009, and incorporated by reference herein).

10.8	Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.8 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.9	Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.9 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.10	Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto (Filed as Exhibit 10.10 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.11	Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto (Filed as Exhibit 10.11 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.12	Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (Filed as Exhibit 10.12 to Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007, and incorporated by reference herein).

10.13	Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.13 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.14	Registration Rights Agreement, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (Filed as Exhibit 10.14 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(a)	Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee (Filed as Exhibit 10.15 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(b)	Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein (Filed as Exhibit 10.16 to Amendment No. 1 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 13, 2007, and incorporated by reference herein).

10.15(c)	Supplemental Indenture, dated as of December 11, 2007, between the Guaranteeing Subsidiary as defined therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein. (Filed as Exhibit 10.14(c) to MetroPCS Communications, Inc’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on February 29, 2008, and incorporated by reference herein).

10.16	Purchase Agreement, dated May 31, 2007, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K filed on June 6, 2007, and incorporated by reference herein).

10.17	Registration Rights Agreement, dated as of June 6, 2007, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on June 11, 2007, and incorporated by reference herein).

10.18	Managed Services Agreement, entered into on September 15, 2008 and effective as of April 8, 2008, by and between MetroPCS Wireless, Inc. and Amdocs Software Systems Limited and Amdocs, Inc. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-33409), filed on November 10, 2008, and incorporated by reference herein).

10.19	Purchase Agreement, dated as of January 14, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc. (Filed as Exhibit 1.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.20	Indenture, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee. (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.21	Registration Rights Agreement, dated as of January 20, 2009, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein), J.P. Morgan Securities Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc. (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Current Report on Form 8-K, filed on January 21, 2009, and incorporated by reference herein).

10.22	Second Amended and Restated Non-Employee Director Remuneration Plan (Filed as Exhibit 10.1 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q, filed on May 11, 2009, and incorporated by reference herein).

10.23	Form of Officer Cash Performance Award Agreement (Filed as Exhibit 10.2 to MetroPCS Communications, Inc.’s Quarterly Report on Form 10-Q, filed on May 11, 2009, and incorporated by reference herein).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Registrant (Filed as Exhibit 21.1 to MetroPCS Communications, Inc.’s Annual Report on Form 10-K (SEC File No. 001-33409), filed on March 2, 2009, and incorporated by reference herein).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney, pursuant to which amendments to this Form S-4 may be filed, is included on the signature page contained in Part II of this Form S-4.

24.2*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Clients.

99.4*	Form of Letter to Depository Trust Company Participants.

*	Filed herewith.